                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                           $139,640,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-RM3

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                           RESMAE MORTGAGE CORPORATION
                                   ORIGINATOR

                          SAXON MORTGAGE SERVICES, INC.
                                    SERVICER

                               LASALLE BANK, N.A.
                                     TRUSTEE

                                 JUNE [12], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

                             FREE WRITING PROSPECTUS
                                 JUNE [12], 2006

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-RM3

                         $139,640,000 (APPROXIMATE) (6)
                               SUBJECT TO REVISION

                                                     WAL (YRS)      PAYMENT WINDOW
                 APPROX                              (CALL(4)/         (CALL(4)/       PAYMENT
    CLASS      SIZE ($)(6)          COUPON           MATURITY)         MATURITY)        DELAY
    -----      -----------   --------------------   -----------   ------------------   -------
  [CLASS A-1   294,186,000   LIBOR + [ ] (1), (2)   1.00 / 1.00     1 - 21 / 1 - 21       0]
  [CLASS A-2   122,807,000   LIBOR + [ ] (1), (2)   2.00 / 2.00    21 - 28 / 21 - 28      0]
  [CLASS A-3   135,547,000   LIBOR + [ ] (1), (2)   3.46 / 3.46    28 - 72 / 28 - 72      0]
  [CLASS A-4    48,427,000   LIBOR + [ ] (1), (2)   6.38 / 8.78   72 - 77 / 72 - 179      0]
   CLASS M-1    28,395,000   LIBOR + [ ] (1), (3)   4.77 / 5.29   46 - 77 / 46 - 157      0
   CLASS M-2    24,894,000   LIBOR + [ ] (1), (3)   4.63 / 5.14   44 - 77 / 44 - 151      0
   CLASS M-3    14,781,000   LIBOR + [ ] (1), (3)   4.56 / 5.05   42 - 77 / 42 - 143      0
   CLASS M-4    14,003,000   LIBOR + [ ] (1), (3)   4.52 / 4.99   41 - 77 / 41 - 139      0
   CLASS M-5    13,225,000   LIBOR + [ ] (1), (3)   4.49 / 4.94   40 - 77 / 40 - 133      0
   CLASS M-6    12,836,000   LIBOR + [ ] (1), (3)   4.47 / 4.89   40 - 77 / 40 - 128      0
   CLASS B-1    11,669,000   LIBOR + [ ] (1), (3)   4.44 / 4.83   39 - 77 / 39 - 121      0
   CLASS B-2    10,891,000   LIBOR + [ ] (1), (3)   4.43 / 4.78   38 - 77 / 38 - 115      0
   CLASS B-3     8,946,000   LIBOR + [ ] (1), (3)   4.41 / 4.71   38 - 77 / 38 - 107      0
               -----------
TOTAL:         740,607,000
               ===========

                              EXPECTED
                INTEREST        FINAL      STATED FINAL   EXPECTED RATINGS
    CLASS        ACCRUAL    MATURITY (4)   MATURITY (5)    (S&P / MOODY'S)
    -----      ----------   ------------   ------------   ----------------
  [CLASS A-1   Actual/360     Mar-2008       Jul-2037         AAA / Aaa]
  [CLASS A-2   Actual/360     Oct-2008       Jul-2037         AAA / Aaa]
  [CLASS A-3   Actual/360     Jun-2012       Jul-2037         AAA / Aaa]
  [CLASS A-4   Actual/360     Nov-2012       Jul-2037         AAA / Aaa]
   CLASS M-1   Actual/360     Nov-2012       Jul-2037         AA+ / Aa1
   CLASS M-2   Actual/360     Nov-2012       Jul-2037         AA+ / Aa2
   CLASS M-3   Actual/360     Nov-2012       Jul-2037         AA / Aa3
   CLASS M-4   Actual/360     Nov-2012       Jul-2037         AA- / A1
   CLASS M-5   Actual/360     Nov-2012       Jul-2037          A+ / A2
   CLASS M-6   Actual/360     Nov-2012       Jul-2037          A / A3
   CLASS B-1   Actual/360     Nov-2012       Jul-2037         A- / Baa1
   CLASS B-2   Actual/360     Nov-2012       Jul-2037        BBB+ / Baa2
   CLASS B-3   Actual/360     Nov-2012       Jul-2037        BBB / Baa3

TOTAL:

1)   Subject to the Available Funds Cap and the Maximum Rate Cap

2) If the 10% optional termination is not exercised on the first Distribution Date following the Distribution Date on which it is exercisable, the margin on each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will increase to 2x its respective margin.

3) If the 10% optional termination is not exercised, on the first Distribution Date following the Distribution Date on which it is exercisable, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5x its respective margin.

4) The Certificates will be priced at 20% HEP for the fixed rate mortgage loans and at 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter) for the adjustable rate mortgage loans. Subject to a maximum prepayment speed of 95% CPR. Assumes 10% optional termination occurs.

5)   Latest maturity date for any mortgage loan plus one year.

6) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                 212-449-3659     scott_soltas@ml.com
Charles Sorrentino           212-449-3659     charles_sorrentino@ml.com
Brian Kane                   212-449-3660     brian_f_kane@ml.com
Colin Sheen                  212-449-3659     colin_sheen@ml.com
Edgar Seah                   +81 3 6225 7803  edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                  212-449-0752     matthew_whalen@ml.com
Paul Park                    212-449-6380     paul_park@ml.com
Tim Loughlin                 212-449-1646     timothy_loughlin@ml.com
Tom Saywell                  212-449-2122     tom_saywell@ml.com
Alan Chan                    212-449-8140     alan_chan@ml.com
Fred Hubert                  212-449-5071     fred_hubert@ml.com
Alice Chu                    212-449-1701     alice_chu@ml.com
Sonia Lee                    212-449-5067     sonia_lee@ml.com
Tol Ho                                        tol_ho@ml.com
Keith Singletary             212-449-9431     keith_singletary@ml.com
Calvin Look                  212-449-5029     calvin_look@ml.com
Yimin Ge                     212-449-9401     yimin_ge@ml.com
Hoi Yee Leung                212-449-1901     hoiyee_leung@ml.com
Mark Dereska                 212-449-1008     mark_dereska@ml.com

MOODY'S
Angus Hamilton               212-553-7989     douglas.hamilton@moodys.com

STANDARD & POOR'S
Justin Hansen                                 justin_hansen@standardandpoors.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

TITLE OF CERTIFICATES            Merrill Lynch Mortgage Investors, Inc.,
                                 Mortgage Loan Asset-Backed Certificates Series
                                 2006-RM3, consisting of:

                                 Class A-1, Class A-2, Class A-3 and Class A-4
                                 Certificates (collectively, the "Class A
                                 Certificates"), Class M-1, Class M-2, Class
                                 M-3, Class M-4, Class M-5 and Class M-6
                                 Certificates (collectively, the "Class M
                                 Certificates"), and Class B-1, Class B-2 and
                                 Class B-3 Certificates (collectively, the
                                 "Class B Certificates").

                                 The Class A Certificates, the Class M
                                 Certificates and the Class B Certificates are collectively known as the "Offered
                                 Certificates". The Class M and Class B
                                 Certificates are collectively known as the "Subordinate Certificates".

UNDERWRITER                      Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY                   Merrill Lynch Mortgage Investors Trust, Series
                                 2006-RM3

SPONSOR                          Merrill Lynch Mortgage Lending Inc.

ORIGINATOR                       ResMAE Mortgage Corporation

SERVICER                         Saxon Mortgage Services, Inc.

TRUSTEE                          LaSalle Bank, N.A.

SWAP COUNTERPARTY                [TBD]

CUT-OFF DATE                     June 1, 2006

PRICING DATE                     On or about June [13], 2006

CLOSING DATE                     On or about June [29], 2006

DISTRIBUTION DATES               Distribution of principal and interest on the
                                 Certificates will be made on the 25th day of
                                 each month or, if such day is not a business
                                 day, on the first business day thereafter,
                                 commencing in July 2006.

ERISA CONSIDERATIONS             The Offered Certificates will be ERISA eligible
                                 as of the Closing Date. However, while any
                                 interest rate swap agreement is in effect,
                                 employee benefit plans or other retirement
                                 arrangements may not acquire the certificates
                                 covered thereby unless such acquisition and
                                 holding is covered by and exempt under one of
                                 the investor-based exemptions issued by the
                                 Department of Labor. Investors should consult
                                 with their counsel with respect to the
                                 consequences under ERISA and the Internal
                                 Revenue Code of an ERISA Plan's acquisition and
                                 ownership of such Offered Certificates.

LEGAL INVESTMENT                 The Offered Certificates will not constitute
                                 "mortgage-related securities" for the purposes
                                 of SMMEA.

TAX STATUS                       For federal income tax purposes, the Trust Fund
                                 will include two or more segregated asset
                                 pools, with respect to which elections will be
                                 made to treat each as a "real estate mortgage
                                 investment conduit" ("REMIC").

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

OPTIONAL TERMINATION             The Trustee will be required to effect an
                                 auction of the assets of the Issuing Entity
                                 when the aggregate stated principal balance of
                                 the Mortgage Loans is less than or equal to 10%
                                 of the aggregate stated principal balance of
                                 the Mortgage Loans as of the Cut-Off Date. The
                                 auction will be effected via a solicitation of
                                 bids from at least three bidders. Any such
                                 auction will result in the termination of the
                                 Issuing Entity only if the highest bid received
                                 is at least equal to the sum of (i) the
                                 aggregate outstanding principal balance of the
                                 Certificates, plus accrued interest on the
                                 Certificates, (ii) any fees, unreimbursed
                                 out-of-pocket costs and expenses and the
                                 principal portion of Advances, in each case
                                 previously incurred by the Servicer in the
                                 performance of its servicing obligations, (iii)
                                 any Net Swap Payment or any swap termination
                                 payment owed to the Swap Counterparty pursuant
                                 to the Swap Contract in the event that the
                                 Issuing Entity is the defaulting party or an
                                 affected party under the Swap Contract, (iv)
                                 certain amounts described in the Prospectus
                                 Supplement, and (v) the costs incurred by the
                                 Trustee in connection with such auction.

MORTGAGE LOANS                   Fixed rate and adjustable rate, first and
                                 second lien, sub-prime Mortgage Loans having an
                                 aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $777,950,775
                                 originated by the Originator.

TOTAL DEAL SIZE                  Approximately $740,607,000

ADMINISTRATIVE FEES              Fees aggregating 50 bps per annum (payable
                                 monthly) on the stated principal balance of the
                                 Mortgage Loans will be paid to the Servicer and
                                 the Trustee.

CREDIT ENHANCEMENTS              1.   Excess interest

                                 2.   Over-Collateralization

                                 3.   Subordination

                                 4. Net Swap Payments, if any, received from the Swap Counterparty

EXCESS INTEREST                  Excess interest cashflow will be available as
                                 credit enhancement.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

OVER-COLLATERALIZATION           The over-collateralization ("O/C") amount is
                                 equal to the excess of the aggregate principal
                                 balance of the Mortgage Loans over the
                                 aggregate principal balance of the
                                 Certificates. On the Closing Date, the
                                 over-collateralization amount will equal
                                 approximately 4.80% of the aggregate principal
                                 balance of the Mortgage Loans as of the Cut-Off
                                 Date. To the extent the over-collateralization
                                 amount is reduced below the
                                 over-collateralization target amount (i.e.,
                                 4.80% of the aggregate principal balance of the
                                 Mortgage Loans as of the Cut-Off Date), excess
                                 cashflow will be directed to build O/C until
                                 the over-collateralization target amount is
                                 restored.

                                 Initial: Approximately 4.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 Target: 4.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
                                 Date before stepdown, 9.60% of the current principal balance of the Mortgage Loans after stepdown

                                 Floor: 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 (PRELIMINARY AND SUBJECT TO REVISION)

SUBORDINATION (1):                CLASSES    RATING (S/M)   SUBORDINATION
                                 ---------   ------------   -------------
                                  Class A      AAA / Aaa        22.75%
                                 Class M-1     AA+ / Aa1        19.10%
                                 Class M-2     AA+ / Aa2        15.90%
                                 Class M-3     AA / Aa3         14.00%
                                 Class M-4     AA- / A1         12.20%
                                 Class M-5      A+ / A2         10.50%
                                 Class M-6      A / A3           8.85%
                                 Class B-1     A- / Baa1         7.35%
                                 Class B-2    BBB+ / Baa2        5.95%
                                 Class B-3    BBB / Baa3         4.80%

CLASS SIZES:                      CLASSES    RATING (S/M)   CLASS SIZES
                                 ---------   ------------   -----------
                                  Class A      AAA / Aaa       77.25%
                                 Class M-1     AA+ / Aa1        3.65%
                                 Class M-2     AA+ / Aa2        3.20%
                                 Class M-3     AA / Aa3         1.90%
                                 Class M-4     AA- / A1         1.80%
                                 Class M-5      A+ / A2         1.70%
                                 Class M-6      A / A3          1.65%
                                 Class B-1     A- / Baa1        1.50%
                                 Class B-2    BBB+ / Baa2       1.40%
                                 Class B-3    BBB / Baa3        1.15%

(1) The subordination includes the initial over-collateralization level of approximately 4.80%.

INTEREST ACCRUAL                 Interest on the Class A Certificates and the
                                 Subordinate Certificates will initially accrue
                                 from the Closing Date to (but excluding) the
                                 first Distribution Date, and thereafter, from
                                 the prior Distribution Date to (but excluding)
                                 the current Distribution Date, on an actual/360
                                 basis.

COUPON STEP UP                   If the 10% optional termination does not occur,
                                 on the first distribution date following the
                                 Distribution Date on which it is possible, (i)
                                 the margin on the Class A Certificates will
                                 increase to 2x its respective margin, (ii) the
                                 margin on each of the Class M and Class B
                                 Certificates will increase to 1.5x its
                                 respective margin.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

SWAP CONTRACT                    The Issuing Entity will include a swap
(PRELIMINARY AND SUBJECT         derivative contract for the benefit of the
TO REVISION)                     Certificates (the "Swap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, (ii) diminish
                                 basis risk associated with the hybrid
                                 adjustable-rate mortgage loans and (iii)
                                 provide additional credit enhancement in
                                 respect of the Certificates. On each
                                 Distribution Date, the Issuing Entity will be
                                 required to make payments to the Swap
                                 Counterparty based on the applicable fixed rate
                                 and on the applicable notional balance for the
                                 Distribution Date specified in the schedule
                                 hereto and the Issuing Entity will be entitled
                                 to receive payments from the Swap Counterparty
                                 based on one-month LIBOR and the applicable
                                 notional balance for the Distribution Date
                                 specified in the schedule hereto. The payments
                                 from the Issuing Entity to the Swap
                                 Counterparty and from the Swap Counterparty to
                                 the Issuing Entity on each Distribution Date
                                 will be netted so that only the net payment
                                 (the "Net Swap Payment") will be paid by the
                                 party owing the higher of the two payments on
                                 such Distribution Date. Any Net Swap Payment
                                 received from the Swap Counterparty will be
                                 treated as available interest funds on the
                                 relevant Distribution Date.

AVAILABLE FUNDS CAPS             Offered Certificates: The per annum rate equal
                                 to 12 times the excess of (A) the quotient of
                                 (x) the total scheduled interest based on the
                                 Net Mortgage Rates in effect on the related due
                                 date, and (y) the aggregate principal balance
                                 of the Mortgage Loans as of the first day of
                                 the applicable accrual period, over (B) the
                                 quotient of (i) the Net Swap Payment, if any,
                                 owed to the Swap Counterparty, and (ii) the
                                 aggregate principal balance of the Mortgage
                                 Loans as of the first day of the applicable
                                 accrual period, multiplied by 30 and divided by
                                 the actual number of days in the related
                                 accrual period.

                                 "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees.

CAP CONTRACTS                    The Class A, and the Subordinate Certificates
                                 will each have the benefit of one of the two
                                 cap contracts as specified below:

                                                            NUMBER OF       BEGINNING        1ML STRIKE,
                                 CLASS                        MONTHS    DISTRIBUTION DATE   UPPER COLLAR
                                 -----                      ---------   -----------------   ------------
                                 Class A Certificates           6           July 2006          10.500%
                                 Subordinate Certificates       6           July 2006           8.910%

                                 Payments received on the related cap contract will be available to pay amounts to the holders of the Certificates, in respect of shortfalls arising as a result of the applicable Available
                                 Funds Cap, as described herein (except to the extent attributable to the fact that Realized
                                 Losses are not allocated to the Class A
                                 Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS                The pass-through rates of each of the Offered
                                 Certificates will also be subject to a related
                                 "Maximum Rate Cap", which will be calculated in
                                 the same manner as the related Available Funds
                                 Cap, but based on the net maximum mortgage rate
                                 rather than the net mortgage rate. Any interest
                                 shortfall due to the Maximum Rate Caps will not
                                 be reimbursed.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

SHORTFALL REIMBURSEMENT          With respect to any Class of Certificates on
                                 any Distribution Date, an amount equal to the
                                 sum of (A) the excess, if any, of (1) the
                                 amount of interest that such Class would have
                                 accrued on such Distribution Date had the
                                 pass-through rate for that Class been equal to
                                 the lesser of (a) LIBOR plus the related margin
                                 and (b) the greater of (x) the related Maximum
                                 Rate Cap for such Distribution Date and (y) a
                                 per annum rate equal to the sum of (i) the
                                 related Available Funds Cap and (ii) the
                                 product of (AA) a fraction, stated as a
                                 percentage, the numerator of which is 360 and
                                 the denominator of which is the actual number
                                 of days in the related Accrual Period and (BB)
                                 a fraction, stated as a percentage, the
                                 numerator of which is an amount equal to the
                                 proceeds, if any, payable under the related Cap
                                 Contract with respect to such Distribution Date
                                 and the denominator of which is the aggregate
                                 Certificate principal balance of the related
                                 Class or Classes of Certificates immediately
                                 prior to such Distribution Date, over (2) the
                                 amount of interest that each such Class accrued
                                 on such Distribution Date based on a
                                 pass-through rate equal to the related
                                 Available Funds Cap and (B) the unpaid portion
                                 of any such excess from the prior Distribution
                                 Date (and interest accrued thereon at the
                                 current applicable pass-through rate for such
                                 Class, without giving effect to the related
                                 Available Funds Cap) (herein referred to as a
                                 "Carryover"). Such reimbursement will be paid
                                 only on a subordinated basis, as described
                                 below in the "Cashflow Priority" section. No
                                 such Carryover will be paid once the
                                 certificate principal balance has been reduced
                                 to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

CASHFLOW PRIORITY

                                 1.  Repayment of any unreimbursed Servicer
                                     Advances and Administrative Fees.

                                 2. Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap
                                     Payment or any swap termination payment
                                     owed to the Swap Counterparty pursuant to the Swap Contract in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Contract, to be paid from available interest funds.

                                 3.  Available interest funds not used as
                                     provided for in paragraph 2 above, as
                                     follows: monthly interest, including any unpaid monthly interest from prior months, concurrently, on a pro rata basis, to each class of the Class A Certificates; then monthly interest, including any unpaid monthly interest from prior months, to the Class M-1 Certificates, then to the Class
                                     M-2 Certificates, then to the Class M-3
                                     Certificates, then to the Class M-4
                                     Certificates, then to the Class M-5
                                     Certificates, and then to the Class M-6
                                     Certificates, then to the Class B-1
                                     Certificates, then to the Class B-2
                                     Certificates and then to the Class B-3
                                     Certificates.

                                 4. Available principal funds, as follows: to the extent not paid pursuant to item 2 above, any Net Swap Payment or any swap termination payment owed to the Swap
                                     Counterparty pursuant to the Swap Contract in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Contract, then monthly principal to the Class A Certificates as described under "PRINCIPAL PAYDOWN", then monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2
                                     Certificates, then monthly principal to the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5
                                     Certificates, then monthly principal to the Class M-6 Certificates, then monthly principal to the Class B-1 Certificates, then monthly principal to the Class B-2
                                     Certificates and then monthly principal to the Class B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                                 5. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                                 6.  Excess interest to pay subordinate
                                     principal shortfalls.

                                 7. Excess interest to pay Carryover resulting from imposition of the related Available
                                     Funds Cap.

                                 8.  Excess interest to pay to the Swap
                                     Counterparty any swap termination payment owed to the Swap Counterparty pursuant to the Swap Contract in the event that the Swap Counterparty is the defaulting party or the sole affected party under the Swap
                                     Contract.

                                 9.  Any remaining amount will be paid in
                                     accordance with the Pooling and Servicing
                                     Agreement and will not be available for
                                     payment to holders of the Offered
                                     Certificates.

                                 Payments received on the Cap Contracts will be available to the related Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class
                                 A Certificates after the Class M and Class B
                                 Certificates have been written down to zero.
                                 Any excess of amounts received on the related
                                 Cap Contracts over amounts needed to pay such Carryovers on the related Certificates will be distributed in respect of other classes of certificates not described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     All scheduled and unscheduled principal received from the Mortgage Loans and excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A Certificates, concurrently based on the outstanding principal balance as follows: sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in that order, until their certificate balances are reduced to zero; provided however, in the event that the certificate principal balance of the Subordinate Certificates and the overcollateralization amount is at zero, amounts allocated to the Class A Certificates will be distributed pro rata to the Class A-1, Class A-2, Class A-3 and then the Class A-4 Certificates until their certificate principal balances are reduced to zero.

     After the Certificate principal balance of the Class A Certificates has been reduced to zero, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates in the same manner as described above, second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates and tenth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are approximately as follows:

CLASS A     45.50%*
CLASS M-1   38.20%*
CLASS M-2   31.80%*
CLASS M-3   28.00%*
CLASS M-4   24.40%*
CLASS M-5   21.00%*
CLASS M-6   17.70%*
CLASS B-1   14.70%*
CLASS B-2   11.90%*
CLASS B-3    9.60%*

*    includes over-collateralization

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1)   The Distribution Date is on or after the earlier of:

     i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero; and

     ii)  the later of the:

          a.   July 2009 Distribution Date; and

          b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below); and

2)   a Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL      The first Distribution Date on which the Senior
DISTRIBUTION DATE                Enhancement Percentage (i.e., the sum of the
                                 outstanding principal balance of the
                                 Subordinate Certificates and the O/C amount
                                 divided by the aggregate stated principal
                                 balance of the Mortgage Loans, as of the end of
                                 the related due period) is greater than or
                                 equal to the Senior Specified Enhancement
                                 Percentage (including O/C), which is equal to
                                 two times the initial Class A subordination
                                 percentage.

                                 SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:

                                 45.50%

                                 or

                                 (17.95%+4.80%)*2

STEPDOWN LOSS TRIGGER EVENT      The situation that exists with respect to any
(PRELIMINARY AND SUBJECT TO      Distribution Date after the Stepdown Date, if
REVISION)                        (a) the quotient of (1) the aggregate Stated
                                 Principal Balance of all Mortgage Loans 60 or
                                 more days delinquent, measured on a rolling
                                 three month basis (including Mortgage Loans in
                                 foreclosure and REO Properties) and (2) the
                                 Stated Principal Balance of all the Mortgage
                                 Loans as of the preceding Servicer Remittance
                                 Date, equals or exceeds the product of (i)
                                 35.20% and (ii) the Senior Enhancement
                                 Percentage or (b) the quotient (expressed as a
                                 percentage) of (1) the aggregate Realized
                                 Losses incurred from the Cut-off Date through
                                 the last day of the calendar month preceding
                                 such Distribution Date and (2) the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-off Date exceeds the Required Loss
                                 Percentage shown below.

                                 DISTRIBUTION DATE OCCURRING   REQUIRED LOSS PERCENTAGE
                                 ---------------------------   ------------------------
                                 July 2008 - June 2009         1.60% with respect to April 2008,
                                                               plus an additional 1/12th
                                                               of 2.00% for each month thereafter

                                 July 2009 - June 2010         3.60% with respect to June 2009,
                                                               plus an additional 1/12th
                                                               of 2.00% for each month thereafter

                                 July 2010 - June 2011         5.60% with respect to June 2010,
                                                               plus an additional 1/12th
                                                               of 1.65% for each month thereafter

                                 July 2011 - June 2012         7.25% with respect to June 2011,
                                                               plus an additional 1/12th
                                                               of 0.80% for each month thereafter

                                 July 2012 and thereafter      8.05%

                      (PRELIMINARY AND SUBJECT TO REVISION)

PROSPECTUS                       The Offered Certificates will be offered
                                 pursuant to a Prospectus which includes a
                                 Prospectus Supplement (together, the
                                 "Prospectus"). Complete information with
                                 respect to the Offered Certificates and the
                                 Mortgage Loans is contained in the Prospectus.

MORTGAGE LOAN TABLES             The following tables describe the mortgage
                                 loans and the related mortgaged properties as
                                 of the close of business on the Cut-off Date.
                                 The sum of the columns below may not equal the
                                 total indicated due to rounding.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

Aggregate Outstanding Principal Balance   $777,950,775
Aggregate Original Principal Balance      $778,697,389
Number of Mortgage Loans                         4,383

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------   --------   -----------
Original Principal Balance      $12,500   $935,000     $177,663
Outstanding Principal Balance   $12,488   $934,691     $177,493

                               MINIMUM   MAXIMUM   WEIGHTED AVERAGE (2)
                               -------   -------   --------------------
Original Term (mos)                180       360             340
Stated remaining Term (mos)        171       360             338
Loan Age (mos)                       0        17               2
Current Interest Rate            5.720%   12.650%          8.417%
Initial Interest Rate Cap(4)     1.000%    1.500%          1.014%
Periodic Rate Cap(4)             1.000%    1.500%          1.014%
Gross Margin(4)                  3.500%    7.250%          6.016%
Maximum Mortgage Rate(4)        11.720%   18.250%         14.122%
Minimum Mortgage Rate(4)         5.720%   12.250%          8.094%
Months to Roll(4)                    4        35              22
Original Loan-to-Value           16.99%   100.00%          83.39%
Combined Loan-to-Value           16.99%   100.00%          93.25%
Credit Score (3)                   500       809             634

                 EARLIEST      LATEST
                ----------   ----------
Maturity Date   09/01/2020   06/01/2036

LIEN POSITION   PERCENT OF MORTGAGE POOL
-------------   ------------------------
1st Lien                 89.06%
2nd Lien                 10.94%

OCCUPANCY     PERCENT OF MORTGAGE POOL
---------     ------------------------
Primary               96.11%
Second Home            0.55%
Investment             3.35%

LOAN TYPE    PERCENT OF MORTGAGE POOL
---------    ------------------------
Fixed Rate            15.79%
ARM                   84.21%

AMORTIZATION TYPE   PERCENT OF MORTGAGE POOL
-----------------   ------------------------
Fully Amortizing             27.16%
Interest Only                20.32%
15/30 Balloon                10.86%
30/40 Balloon                41.66%

YEAR OF ORIGINATION   PERCENT OF MORTGAGE POOL
-------------------   ------------------------
2004                            0.01%
2005                            8.22%
2006                           91.77%

LOAN PURPOSE            PERCENT OF MORTGAGE POOL
------------            ------------------------
Purchase                         68.08%
Refinance - Rate/Term             1.38%
Refinance - Cashout              30.55%

PROPERTY TYPE              PERCENT OF MORTGAGE POOL
-------------              ------------------------
Single Family                       72.12%
Planned Unit Development            13.20%
Condominium                          7.79%
Two- to Four-Family                  6.89%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

MORTGAGE RATES

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
RANGE OF                         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
MORTGAGE RATES                    LOANS     OUTSTANDING       POOL       COUPON      SCORE
--------------                   --------   ------------   ----------   --------   --------
5.501% to 6.000%                       5    $  1,157,257       0.15%      5.934%      691
6.001% to 6.500%                      76      21,895,745       2.81       6.349       672
6.501% to 7.000%                     269      75,041,290       9.65       6.842       659
7.001% to 7.500%                     397     108,737,398      13.98       7.309       644
7.501% to 8.000%                     639     164,153,375      21.10       7.785       642
8.001% to 8.500%                     465     110,591,933      14.22       8.290       630
8.501% to 9.000%                     479     103,630,196      13.32       8.775       620
9.001% to 9.500%                     271      48,819,442       6.28       9.273       604
9.501% to 10.000%                    565      51,147,569       6.57       9.746       612
10.001% to 10.500%                   163      17,603,019       2.26      10.277       623
10.501% to 11.000%                   283      25,100,006       3.23      10.806       647
11.001% to 11.500%                   242      17,724,658       2.28      11.336       635
11.501% to 12.000%                   486      29,791,123       3.83      11.892       616
12.001% to 12.500%                    42       2,519,573       0.32      12.295       605
12.501% to 13.000%                     1          38,191       0.00      12.650       635
                                   -----    ------------     ------      ------       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
RANGE OF                           BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
MORTGAGE RATES                   OUTSTANDING      LTV      INCOME      DOC        IO
--------------                   -----------   --------   --------   -------   -------
5.501% to 6.000%                   $231,451      78.99%    35.78%     34.03%    25.60%
6.001% to 6.500%                    288,102      77.77     41.55      72.45     46.81
6.501% to 7.000%                    278,964      80.04     42.76      73.08     32.47
7.001% to 7.500%                    273,898      80.10     43.22      60.30     26.40
7.501% to 8.000%                    256,891      80.54     43.30      43.46     28.05
8.001% to 8.500%                    237,832      81.56     43.90      29.54     17.09
8.501% to 9.000%                    216,347      81.91     42.99      22.47     18.39
9.001% to 9.500%                    180,146      83.52     43.23      25.57     13.20
9.501% to 10.000%                    90,527      90.25     42.81      35.48      6.49
10.001% to 10.500%                  107,994      91.28     43.41      39.09      2.45
10.501% to 11.000%                   88,693      95.33     43.74      24.35      1.12
11.001% to 11.500%                   73,242      98.27     44.76      29.11      0.00
11.501% to 12.000%                   61,299      99.11     44.70      25.46      0.00
12.001% to 12.500%                   59,990      95.36     45.74      26.19      0.00
12.501% to 13.000%                   38,191     100.00     47.19       0.00      0.00
                                   --------     ------     -----      -----     -----
TOTAL:                             $177,493      83.39%    43.29%     41.26%    20.32%
                                   ========     ======     =====      =====     =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.720% per annum to 12.650% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.417% per annum.

REMAINING MONTHS TO STATED MATURITY

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
RANGE OF                         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       POOL       COUPON      SCORE
------------------------         --------   ------------   ----------   --------   --------
169 to 180                         1,419    $ 85,860,809      11.04%     11.069%      649
337 to 348                            24       4,715,070       0.61       7.353       594
349 to 360                         2,940     687,374,896      88.36       8.093       633
                                   -----    ------------     ------      ------       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
RANGE OF                           BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
REMAINING TERMS (MONTHS)         OUTSTANDING      LTV      INCOME      DOC        IO
------------------------         -----------   --------   --------   -------   -------
169 to 180                         $ 60,508     99.67%     43.81%     37.62%     0.00%
337 to 348                          196,461     79.83      40.43      63.37     14.76
349 to 360                          233,801     81.38      43.25      41.56     22.90
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 171 months to 360 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 338 months.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
RANGE OF ORIGINAL MORTGAGE       MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
LOAN PRINCIPAL BALANCES            LOANS     OUTSTANDING      POOL       COUPON      SCORE
--------------------------       --------   ------------   ----------   --------   --------
$50,000 or less                      656    $ 20,975,860       2.70%     10.835%      635
$50,001 to $100,000                1,033      76,591,873       9.85      10.184       632
$100,001 to $150,000                 716      88,690,292      11.40       9.030       631
$150,001 to $200,000                 454      78,976,824      10.15       8.332       628
$200,001 to $250,000                 359      80,543,095      10.35       8.196       626
$250,001 to $300,000                 344      94,802,667      12.19       8.038       630
$300,001 to $350,000                 267      86,563,071      11.13       7.992       626
$350,001 to $400,000                 179      67,038,727       8.62       7.855       639
$400,001 to $450,000                 146      62,160,783       7.99       7.940       643
$450,001 to $500,000                 107      51,014,440       6.56       7.913       645
$500,001 to $550,000                  46      24,059,605       3.09       7.719       666
$550,001 to $600,000                  43      24,498,619       3.15       7.781       647
$600,001 to $650,000                  16       9,999,150       1.29       7.717       652
$650,001 to $700,000                  12       8,111,147       1.04       7.479       653
$700,001 to $750,000                   3       2,180,510       0.28       7.748       644
$800,001 to $850,000                   1         809,421       0.10       7.690       667
$900,001 to $950,000                   1         934,691       0.12       7.500       574
                                   -----    ------------     ------      ------       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
RANGE OF ORIGINAL MORTGAGE         BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
LOAN PRINCIPAL BALANCES          OUTSTANDING      LTV      INCOME      DOC        IO
--------------------------       -----------   --------   --------   -------   -------
$50,000 or less                    $ 31,975     98.88%     42.41%     43.89%     0.00%
$50,001 to $100,000                  74,145     91.77      42.19      43.07      0.50
$100,001 to $150,000                123,869     85.33      42.08      43.59      6.66
$150,001 to $200,000                173,958     81.27      42.59      45.73     12.44
$200,001 to $250,000                224,354     81.11      43.19      39.81     20.69
$250,001 to $300,000                275,589     80.99      43.67      37.03     26.46
$300,001 to $350,000                324,206     81.60      44.21      37.80     22.60
$350,001 to $400,000                374,518     81.14      44.47      36.32     29.66
$400,001 to $450,000                425,759     82.80      43.98      38.53     31.60
$450,001 to $500,000                476,770     79.84      44.59      35.40     27.18
$500,001 to $550,000                523,035     81.53      44.79      34.98     37.07
$550,001 to $600,000                569,735     82.41      41.44      53.51     37.43
$600,001 to $650,000                624,947     84.45      43.08      62.72     44.05
$650,001 to $700,000                675,929     85.95      41.87      83.23     50.04
$700,001 to $750,000                726,837     86.32      38.86      67.47     33.08
$800,001 to $850,000                809,421     80.00      36.49     100.00      0.00
$900,001 to $950,000                934,691     79.91      54.22     100.00      0.00
                                   --------     -----      -----     ------     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====     ======     =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,488 to approximately $934,691 and the average outstanding principal balance of the Mortgage Loans was approximately $177,493.

PRODUCT TYPES

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
PRODUCT TYPES                      LOANS     OUTSTANDING      POOL       COUPON      SCORE
-------------                    --------   ------------   ----------   --------   --------
15 Year Fixed Loans                   20    $  1,371,207       0.18%      9.268%      638
30 Year Fixed Loans                  216      29,840,552       3.84       8.000       630
15/30 Balloon Loans                1,399      84,489,602      10.86      11.098       649
30/40 Balloon Loans                   31       7,118,925       0.92       7.980       641
Six Month LIBOR Loans                  8       1,728,479       0.22       7.879       646
2/28 LIBOR Loans                   1,544     332,088,700      42.69       8.087       635
2/28 LIBOR Loans (40 due
   in 30)                          1,131     313,178,552      40.26       8.104       630
3/27 LIBOR Loans                      20       4,349,095       0.56       7.697       649
3/27 LIBOR Loans (40 due
   in 30)                             14       3,785,663       0.49       8.326       617
                                   -----    ------------     ------      ------       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
PRODUCT TYPES                    OUTSTANDING      LTV      INCOME      DOC        IO
-------------                    -----------   --------   --------   -------   -------
15 Year Fixed Loans                $ 68,560     87.82%     40.63%     45.61%     0.00%
30 Year Fixed Loans                 138,151     78.32      40.68      60.86      4.36
15/30 Balloon Loans                  60,393     99.87      43.87      37.50      0.00
30/40 Balloon Loans                 229,643     82.08      42.73      68.96      0.00
Six Month LIBOR Loans               216,060     80.00      37.39      41.36      0.00
2/28 LIBOR Loans                    215,083     81.64      43.02      43.06     46.35
2/28 LIBOR Loans (40 due
   in 30)                           276,904     81.39      43.84      37.97      0.00
3/27 LIBOR Loans                    217,455     82.88      38.41      42.46     65.53
3/27 LIBOR Loans (40 due
   in 30)                           270,405     77.42      40.31      30.07      0.00
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

AMORTIZATION TYPE

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
AMORTIZATION TYPE                  LOANS     OUTSTANDING      POOL       COUPON      SCORE
-----------------                --------   ------------   ----------   --------   --------
Fully Amortizing                   1,303    $211,289,013      27.16%     8.330%       624
Balloon                            2,575     408,572,742      52.52      8.723        634
24 Month Interest-Only               118      36,425,803       4.68      7.262        656
36 Month Interest-Only                 5       1,056,766       0.14      7.491        659
60 Month Interest-Only               382     120,606,450      15.50      7.891        647
                                   -----    ------------     ------      -----        ---
TOTAL:                             4,383    $777,950,775     100.00%     8.417%       634
                                   =====    ============     ======      =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
AMORTIZATION TYPE                OUTSTANDING      LTV      INCOME      DOC        IO
-----------------                -----------   --------   --------   -------   -------
Fully Amortizing                   $162,156     81.46%     42.34%     42.97%     0.00%
Balloon                             158,669     85.19      43.79      38.34      0.00
24 Month Interest-Only              308,693     80.68      43.13      41.36    100.00
36 Month Interest-Only              211,353     85.38      40.91      38.32    100.00
60 Month Interest-Only              315,724     81.48      43.33      48.17    100.00
                                   --------     -----      -----      -----    ------
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====    ======

ADJUSTMENT TYPE

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
ADJUSTMENT TYPE                    LOANS     OUTSTANDING      POOL       COUPON      SCORE
---------------                  --------   ------------   ----------   --------   --------
ARM                                2,717    $655,130,489      84.21%      8.094%      633
Fixed Rate                         1,666     122,820,286      15.79      10.144       644
                                   -----    ------------     ------      ------       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
ADJUSTMENT TYPE                  OUTSTANDING      LTV      INCOME      DOC        IO
---------------                  -----------   --------   --------   -------   -------
ARM                                $241,123     81.50%     43.35%     40.54%    23.93%
Fixed Rate                           73,722     93.47      42.99      45.09      1.06
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                  NUMBER      AGGREGATE     PERCENT              WEIGHTED
                                    OF        PRINCIPAL       OF      WEIGHTED    AVERAGE
GEOGRAPHIC                       MORTGAGE      BALANCE     MORTGAGE    AVERAGE    CREDIT
DISTRIBUTION                       LOANS     OUTSTANDING     POOL      COUPON      SCORE
------------                     --------   ------------   --------   --------   --------
Arizona                             274     $ 37,021,722      4.76%     8.305%      642
California                         1738      435,318,128     55.96      8.235       641
Colorado                             81       10,492,032      1.35      8.156       626
Connecticut                          14        2,112,263      0.27      9.331       595
Delaware                              3          271,888      0.03      8.878       566
Florida                             471       78,128,543     10.04      8.653       626
Georgia                              11        1,221,124      0.16      9.406       609
Hawaii                               18        5,226,627      0.67      7.883       656
Illinois                            317       51,278,020      6.59      8.698       635
Indiana                              10          922,381      0.12      9.186       607
Kansas                                6          516,768      0.07      9.704       610
Kentucky                              2          369,112      0.05      8.406       593
Louisiana                            23        2,005,867      0.26      8.896       614
Maryland                             28        6,286,921      0.81      8.684       602
Michigan                             98       11,416,769      1.47      9.288       607
Minnesota                            69       10,413,228      1.34      8.559       641
Mississippi                          43        3,434,246      0.44      9.288       595
Missouri                             77        8,124,363      1.04      9.155       624
Nevada                               76       14,450,225      1.86      8.550       631
New Mexico                           27        3,596,469      0.46      9.111       615
New York                              8        3,026,816      0.39      9.068       657
North Carolina                        6          619,160      0.08     10.040       611
Ohio                                 26        2,730,263      0.35      8.822       614
Oklahoma                             32        3,102,449      0.40      8.401       594
Oregon                               13        1,798,703      0.23      8.784       600
Rhode Island                          4          771,141      0.10      8.609       573
South Carolina                        1          137,802      0.02      7.740       634
Tennessee                            38        4,665,334      0.60      8.490       608
Texas                               746       63,830,912      8.21      8.647       618
Utah                                 65        6,719,715      0.86      8.654       643
Virginia                             17        2,824,802      0.36      8.969       604
Washington                           19        2,771,656      0.36      8.161       610
Wisconsin                            22        2,345,327      0.30      9.181       586
                                  -----     ------------    ------     ------       ---
TOTAL:                            4,383     $777,950,775    100.00%     8.417%      634
                                  =====     ============    ======     ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
GEOGRAPHIC                         BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
DISTRIBUTION                     OUTSTANDING      LTV      INCOME      DOC        IO
------------                     -----------   --------   --------   -------   -------
Arizona                            $135,116     83.16%     43.41%     40.48%    19.91%
California                          250,471     82.78      44.00      38.99     27.69
Colorado                            129,531     82.51      39.97      67.37     19.85
Connecticut                         150,876     83.64      45.60      35.49      9.54
Delaware                             90,629     74.92      41.88      47.79      0.00
Florida                             165,878     83.40      42.25      41.38     13.09
Georgia                             111,011     87.65      39.25      32.82     12.68
Hawaii                              290,368     84.25      45.38      38.22      2.46
Illinois                            161,760     85.36      43.90      37.48      6.58
Indiana                              92,238     89.25      37.72      59.31      0.00
Kansas                               86,128     91.46      33.09      46.21      0.00
Kentucky                            184,556     86.46      43.19     100.00      0.00
Louisiana                            87,212     80.39      42.19      32.88      6.21
Maryland                            224,533     84.25      43.31      35.54     22.59
Michigan                            116,498     86.87      41.87      36.80      1.40
Minnesota                           150,916     83.68      40.95      36.42     15.87
Mississippi                          79,866     86.17      42.31      57.91      0.00
Missouri                            105,511     84.26      41.23      53.68     14.21
Nevada                              190,135     83.81      42.90      41.82     23.06
New Mexico                          133,203     85.94      41.95      62.92     17.19
New York                            378,352     84.01      47.13      33.29      5.65
North Carolina                      103,193     84.88      43.83      13.81      0.00
Ohio                                105,010     90.15      42.32      60.96      8.05
Oklahoma                             96,952     84.82      38.66      72.29      4.28
Oregon                              138,362     85.02      43.87      58.18      0.00
Rhode Island                        192,785     81.72      44.69      65.23      0.00
South Carolina                      137,802     80.00      41.95     100.00      0.00
Tennessee                           122,772     85.08      40.80      55.12      0.00
Texas                                85,564     83.71      41.11      47.15      4.98
Utah                                103,380     87.16      43.12      57.42      8.48
Virginia                            166,165     84.96      42.22      27.62     23.70
Washington                          145,877     83.64      43.65      59.60     21.28
Wisconsin                           106,606     84.22      44.60      86.51      0.00
                                   --------     -----      -----     ------     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====     ======     =====

No more than approximately 0.70% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

ORIGINAL LOAN-TO-VALUE RATIOS

                                  NUMBER      AGGREGATE     PERCENT              WEIGHTED
                                    OF        PRINCIPAL       OF      WEIGHTED    AVERAGE
RANGE OF ORIGINAL                MORTGAGE      BALANCE     MORTGAGE    AVERAGE    CREDIT
LOAN-TO-VALUE RATIOS               LOANS     OUTSTANDING     POOL      COUPON      SCORE
--------------------             --------   ------------   --------   --------   --------
50.00% or less                        36    $  5,564,540      0.72%     8.287%      604
50.01% to 55.00%                      25       4,813,105      0.62      8.397       581
55.01% to 60.00%                      26       4,805,818      0.62      7.800       604
60.01% to 65.00%                      42       9,102,201      1.17      8.291       589
65.01% to 70.00%                      54      13,121,710      1.69      8.424       574
70.01% to 75.00%                     101      23,616,511      3.04      8.266       596
75.01% to 80.00%                   1,864     446,794,064     57.43      7.850       644
80.01% to 85.00%                     211      46,644,841      6.00      8.427       593
85.01% to 90.00%                     349      82,581,468     10.62      8.359       623
90.01% to 95.00%                     249      49,721,586      6.39      9.062       632
95.01% to 100.00%                  1,426      91,184,930     11.72     10.988       648
                                   -----    ------------    ------     ------       ---
TOTAL:                             4,383    $777,950,775    100.00%     8.417%      634
                                   =====    ============    ======     ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
RANGE OF ORIGINAL                  BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
LOAN-TO-VALUE RATIOS             OUTSTANDING      LTV      INCOME      DOC        IO
--------------------             -----------   --------   --------   -------   -------
50.00% or less                     $154,571     38.76%     39.99%     36.06%     6.20%
50.01% to 55.00%                    192,524     52.49      43.93      50.01     10.46
55.01% to 60.00%                    184,839     57.48      41.41      61.76     12.59
60.01% to 65.00%                    216,719     63.15      40.43      31.62     15.71
65.01% to 70.00%                    242,995     68.95      42.65      49.54     19.54
70.01% to 75.00%                    233,827     73.99      42.16      41.85     15.40
75.01% to 80.00%                    239,696     79.94      43.92      39.03     25.60
80.01% to 85.00%                    221,066     84.64      42.20      50.11     17.57
85.01% to 90.00%                    236,623     89.68      40.92      53.80     21.94
90.01% to 95.00%                    199,685     94.81      43.34      35.25     16.36
95.01% to 100.00%                    63,945     99.97      43.86      38.00      0.18
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 16.99% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 10.94% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.87%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.90%.

COMBINED LOAN-TO-VALUE RATIOS

                                  NUMBER      AGGREGATE     PERCENT              WEIGHTED
                                    OF        PRINCIPAL       OF      WEIGHTED    AVERAGE
RANGE OF COMBINED                MORTGAGE      BALANCE     MORTGAGE    AVERAGE    CREDIT
LOAN-TO-VALUE RATIOS               LOANS     OUTSTANDING     POOL      COUPON      SCORE
--------------------             --------   ------------   --------   --------   --------
50.00% or less                        36    $  5,564,540      0.72%    8.287%       604
50.01% to 55.00%                      25       4,813,105      0.62     8.397        581
55.01% to 60.00%                      26       4,805,818      0.62     7.800        604
60.01% to 65.00%                      42       9,102,201      1.17     8.291        589
65.01% to 70.00%                      53      12,897,760      1.66     8.416        573
70.01% to 75.00%                     101      23,616,511      3.04     8.266        596
75.01% to 80.00%                     270      60,143,495      7.73     8.240        605
80.01% to 85.00%                     211      46,644,841      6.00     8.427        593
85.01% to 90.00%                     351      82,917,339     10.66     8.361        624
90.01% to 95.00%                     283      59,312,791      7.62     8.824        636
95.01% to 100.00%                  2,985     468,132,374     60.18     8.416        650
                                   -----    ------------    ------     -----        ---
TOTAL:                             4,383    $777,950,775    100.00%    8.417%       634
                                   =====    ============    ======     =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
RANGE OF COMBINED                  BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
LOAN-TO-VALUE RATIOS             OUTSTANDING      LTV      INCOME      DOC        IO
--------------------             -----------   --------   --------   -------   -------
50.00% or less                     $154,571     38.76%     39.99%     36.06%     6.20%
50.01% to 55.00%                    192,524     52.49      43.93      50.01     10.46
55.01% to 60.00%                    184,839     57.48      41.41      61.76     12.59
60.01% to 65.00%                    216,719     63.15      40.43      31.62     15.71
65.01% to 70.00%                    243,354     68.94      42.76      50.40     19.88
70.01% to 75.00%                    233,827     73.99      42.16      41.85     15.40
75.01% to 80.00%                    222,754     79.57      43.58      45.54     13.90
80.01% to 85.00%                    221,066     84.64      42.20      50.11     17.57
85.01% to 90.00%                    236,232     89.62      40.90      53.59     21.85
90.01% to 95.00%                    209,586     92.42      43.18      35.69     16.23
95.01% to 100.00%                   156,828     83.89      43.98      38.02     22.37
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 16.99% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 93.25%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 10.94% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.87%. Approximately 49.73% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.83%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

DEBT-TO-INCOME RATIOS

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
RANGE OF DEBT-TO-INCOME          MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
RATIOS                             LOANS     OUTSTANDING      POOL       COUPON      SCORE
-----------------------          --------   ------------   ----------   --------   --------
20.00% or less                        64    $ 10,038,103       1.29%     8.132%       633
20.01% to 25.00%                      90      13,603,713       1.75      8.258        630
25.01% to 30.00%                     155      21,954,662       2.82      8.306        629
30.01% to 35.00%                     291      42,876,810       5.51      8.192        628
35.01% to 40.00%                     570      96,339,576      12.38      8.360        634
40.01% to 45.00%                   1,047     186,476,348      23.97      8.409        636
45.01% to 50.00%                   2,062     381,097,164      48.99      8.506        637
50.01% to 55.00%                     104      25,564,400       3.29      8.040        605
                                   -----    ------------     ------      -----        ---
TOTAL:                             4,383    $777,950,775     100.00%     8.417%       634
                                   =====    ============     ======      =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
RANGE OF DEBT-TO-INCOME            BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
RATIOS                           OUTSTANDING      LTV      INCOME      DOC        IO
-----------------------          -----------   --------   --------   -------   -------
20.00% or less                     $156,845     84.33%     13.71%     80.81%    24.69%
20.01% to 25.00%                    151,152     83.50      22.67      80.90     16.62
25.01% to 30.00%                    141,643     83.09      27.79      66.79     13.64
30.01% to 35.00%                    147,343     82.45      32.45      60.35     21.42
35.01% to 40.00%                    169,017     83.06      37.81      47.37     22.65
40.01% to 45.00%                    178,105     83.57      42.78      40.42     20.30
45.01% to 50.00%                    184,819     83.74      47.93      31.17     19.80
50.01% to 55.00%                    245,812     79.51      52.70      84.31     23.67
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 0.16% to 55.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 43.29%.

LOAN PURPOSE

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
LOAN PURPOSE                       LOANS     OUTSTANDING      POOL       COUPON      SCORE
------------                     --------   ------------   ----------   --------   --------
Purchase                           3,297    $529,621,490      68.08%     8.481%       645
Refinance - Cashout                1,012     237,628,187      30.55      8.284        611
Refinance - Rate Term                 74      10,701,097       1.38      8.226        608
                                   -----    ------------     ------      -----        ---
TOTAL:                             4,383    $777,950,775     100.00%     8.417%       634
                                   =====    ============     ======      =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
LOAN PURPOSE                     OUTSTANDING      LTV      INCOME      DOC        IO
------------                     -----------   --------   --------   -------   -------
Purchase                           $160,637     84.39%     43.77%     37.84%    20.63%
Refinance - Cashout                 234,810     81.32      42.31      47.88     19.81
Refinance - Rate Term               144,609     79.93      41.27      63.46     16.55
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

PROPERTY TYPE

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
PROPERTY TYPE                      LOANS     OUTSTANDING      POOL       COUPON      SCORE
-------------                    --------   ------------   ----------   --------   --------
Single Family                      3,143    $561,068,745      72.12%     8.381%       633
Planned Unit Development             663     102,700,226      13.20      8.454        633
Condominium                          359      60,569,783       7.79      8.689        641
Two- to Four-Family                  218      53,612,021       6.89      8.421        645
                                   -----    ------------     ------      -----        ---
TOTAL:                             4,383    $777,950,775     100.00%     8.417%       634
                                   =====    ============     ======      =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
PROPERTY TYPE                    OUTSTANDING      LTV      INCOME      DOC        IO
-------------                    -----------   --------   --------   -------   -------
Single Family                      $178,514     83.31%     43.44%     42.39%    20.75%
Planned Unit Development            154,902     84.52      42.85      40.43     13.47
Condominium                         168,718     83.83      43.02      33.56     26.41
Two- to Four-Family                 245,927     81.52      42.96      39.74     22.11
                                   --------     -----      -----      -----     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

DOCUMENTATION

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
DOCUMENTATION                      LOANS     OUTSTANDING      POOL       COUPON      SCORE
-------------                    --------   ------------   ----------   --------   --------
Stated Income                      2,485    $448,216,357      57.62%     8.722%       642
Full Documentation                 1,854     320,991,970      41.26      8.004        624
Limited Documentation                 44       8,742,448       1.12      7.949        631
                                   -----    ------------     ------      -----        ---
TOTAL:                             4,383    $777,950,775     100.00%     8.417%       634
                                   =====    ============     ======      =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
DOCUMENTATION                    OUTSTANDING      LTV      INCOME      DOC        IO
-------------                    -----------   --------   --------   -------   -------
Stated Income                      $180,369     83.45%     44.55%      0.00%    18.75%
Full Documentation                  173,135     83.32      41.66     100.00     22.92
Limited Documentation               198,692     83.08      38.97       0.00      5.41
                                   --------     -----      -----     ------     -----
TOTAL:                             $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====     ======     =====

OCCUPANCY

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
OCCUPANCY                          LOANS     OUTSTANDING      POOL       COUPON      SCORE
---------                        --------   ------------   ----------   --------   --------
Primary                            4,224    $747,659,517      96.11%     8.405%       634
Investment                           138      26,020,510       3.34      8.730        646
Second Home                           21       4,270,748       0.55      8.616        645
                                   -----    ------------     ------      -----        ---
TOTAL                              4,383    $777,950,775     100.00%     8.417%       634
                                   =====    ============     ======      =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
OCCUPANCY                        OUTSTANDING      LTV      INCOME      DOC        IO
---------                        -----------   --------   --------   -------   -------
Primary                            $177,003     83.40%     43.46%     40.62%    20.45%
Investment                          188,554     82.62      38.91      62.72     16.07
Second Home                         203,369     86.54      41.21      22.68     24.28
                                   --------     -----      -----      -----     -----
TOTAL                              $177,493     83.39%     43.29%     41.26%    20.32%
                                   ========     =====      =====      =====     =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
MORTGAGE LOANS AGE               MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
(MONTHS)                           LOANS     OUTSTANDING      POOL       COUPON      SCORE
------------------               --------   ------------   ----------   --------   --------
0                                    127    $ 17,978,622       2.31%      8.762%      626
1                                  3,469     594,989,451      76.48       8.534       635
2                                    485      99,877,298      12.84       8.433       634
3                                      1          21,632       0.00      11.250       678
4                                      7       1,066,089       0.14       8.283       642
5                                     27       6,302,700       0.81       7.865       631
6                                     29       5,941,106       0.76       7.654       632
7                                     29       7,907,421       1.02       7.087       653
8                                     70      16,402,711       2.11       7.037       643
9                                     88      17,525,518       2.25       7.074       636
10                                    13       2,437,665       0.31       7.019       656
11                                    14       2,785,491       0.36       7.003       609
12                                     5       1,263,215       0.16       6.867       659
13                                    12       2,446,336       0.31       7.416       583
14                                     3         613,161       0.08       7.465       516
15                                     3         330,861       0.04       8.590       579
17                                     1          61,497       0.01       7.050       531
                                   -----    ------------     ------      ------       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
MORTGAGE LOANS AGE                 BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
(MONTHS)                         OUTSTANDING      LTV      INCOME      DOC        IO
------------------               -----------   --------   --------   -------   -------
0                                  $141,564      84.98%    43.94%     37.91%     5.11%
1                                   171,516      83.73     43.33      40.72     15.30
2                                   205,933      83.15     43.41      42.18     41.39
3                                    21,632     100.00     30.83       0.00      0.00
4                                   152,298      83.37     43.54      76.19      0.00
5                                   233,433      83.43     43.84      46.94     42.87
6                                   204,866      80.79     43.42      37.80     40.61
7                                   272,670      78.67     43.67      38.50     66.68
8                                   234,324      77.97     41.85      40.24     39.55
9                                   199,154      80.76     42.93      48.59     32.29
10                                  187,513      82.81     43.92      28.82     34.55
11                                  198,964      83.48     39.35      68.70     24.91
12                                  252,643      80.36     38.71      20.97     27.99
13                                  203,861      79.72     41.69      81.27     14.00
14                                  204,387      80.33     39.79      80.79      0.00
15                                  110,287      77.69     42.13      53.85      0.00
17                                   61,497      80.00     22.71     100.00      0.00
                                   --------     ------     -----     ------     -----
TOTAL:                             $177,493      83.39%    43.29%     41.26%    20.32%
                                   ========     ======     =====     ======     =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

ORIGINAL PREPAYMENT PENALTY TERM

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
ORIGINAL                         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
PREPAYMENT PENALTY TERM            LOANS     OUTSTANDING      POOL       COUPON      SCORE
-----------------------          --------   ------------   ----------   --------   --------
None                                 731    $123,546,897      15.88%      8.880%      633
12 Months                            187      44,661,921       5.74       8.699       643
24 Months                          3,155     570,211,073      73.30       8.321       634
36 Months                            310      39,530,884       5.08       8.041       634
                                   -----    ------------     ------       -----       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======       =====       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
ORIGINAL                           BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
PREPAYMENT PENALTY TERM          OUTSTANDING      LTV      INCOME      DOC        IO
-----------------------          -----------   --------   --------   -------   -------
None                               $169,011      84.63%     42.85%    40.05%    11.83%
12 Months                           238,834      82.59      43.07     32.00     27.22
24 Months                           180,733      83.42      43.63     41.18     22.49
36 Months                           127,519      80.00      40.12     56.74      7.79
                                   --------      -----      -----     -----     -----
TOTAL:                             $177,493      83.39%     43.29%    41.26%    20.32%
                                   ========      =====      =====     =====     =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 24 months.

CREDIT SCORES

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
RANGE OF CREDIT SCORES             LOANS     OUTSTANDING      POOL       COUPON      SCORE
----------------------           --------   ------------   ----------   --------   --------
500                                    2    $    254,792       0.03%      8.883%      500
501 to 525                           105      20,610,859       2.65       9.471       514
526 to 550                           126      24,830,183       3.19       9.087       539
551 to 575                           187      37,791,038       4.86       8.526       564
576 to 600                           545      89,072,048      11.45       8.509       590
601 to 625                         1,193     192,697,347      24.77       8.655       613
626 to 650                           846     144,214,020      18.54       8.355       637
651 to 675                           608     113,236,849      14.56       8.217       662
676 to 700                           329      66,203,098       8.51       8.041       688
701 to 725                           202      41,947,315       5.39       8.021       711
726 to 750                           142      28,406,871       3.65       7.835       736
751 to 775                            68      13,670,539       1.76       8.090       762
776 to 800                            26       4,382,712       0.56       7.800       787
801 to 809                             4         633,104       0.08       8.808       805
                                   -----    ------------     ------       -----       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======       =====       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
RANGE OF CREDIT SCORES           OUTSTANDING      LTV      INCOME      DOC        IO
----------------------           -----------   --------   --------   -------   -------
500                                $127,396      80.00%     19.27%    100.00%    0.00%
501 to 525                          196,294      76.58      41.78      55.84     0.00
526 to 550                          197,065      77.03      43.15      58.78     0.00
551 to 575                          202,091      79.85      43.48      53.81    11.84
576 to 600                          163,435      83.34      42.72      67.04    17.72
601 to 625                          161,523      84.60      43.89      33.63    18.92
626 to 650                          170,466      83.77      42.94      39.04    21.82
651 to 675                          186,245      83.93      43.77      39.15    27.00
676 to 700                          201,225      84.34      43.24      33.57    21.37
701 to 725                          207,660      83.70      42.03      36.24    30.89
726 to 750                          200,048      84.04      43.70      25.81    30.77
751 to 775                          201,037      82.22      43.85      16.81    15.45
776 to 800                          168,566      84.06      44.99      34.29    31.25
801 to 809                          158,276      92.15      37.31      90.68     0.00
                                   --------      -----      -----     ------    -----
TOTAL:                             $177,493      83.39%     43.29%     41.26%   20.32%
                                   ========      =====      =====     ======    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 500 to 809 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 634.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

CREDIT GRADE

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
CREDIT GRADE                       LOANS     OUTSTANDING      POOL       COUPON      SCORE
------------                     --------   ------------   ----------   --------   --------
A1                                 3,942    $683,246,229      87.83%      8.401%      640
A2                                   307      64,490,607       8.29       8.468       610
B1                                    75      16,664,481       2.14       8.305       574
B2                                    31       7,561,164       0.97       8.641       582
C1                                    23       4,777,339       0.61       9.559       537
C2                                     5       1,210,955       0.16      10.366       543
                                   -----    ------------     ------      ------       ---
TOTAL:                             4,383    $777,950,775     100.00%      8.417%      634
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
CREDIT GRADE                     OUTSTANDING      LTV      INCOME      DOC        IO
------------                     -----------   --------   --------   -------   -------
A1                                 $173,325      83.92%     43.48%    39.45%    21.25%
A2                                  210,067      82.15      41.79     50.45     16.96
B1                                  222,193      76.86      41.38     62.19     11.73
B2                                  243,909      72.23      42.78     57.35      0.00
C1                                  207,710      70.57      43.78     71.10      0.00
C2                                  242,191      62.35      47.06     67.35      0.00
                                   --------      -----      -----     -----     -----
TOTAL:                             $177,493      83.39%     43.29%    41.26%    20.32%
                                   ========      =====      =====     =====     =====

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT
RANGE OF GROSS MARGINS             LOANS     OUTSTANDING      POOL       COUPON      SCORE
----------------------           --------   ------------   ----------   --------   --------
3.001% to 3.500%                       1    $    357,352       0.05%     7.320%       684
3.501% to 4.000%                      23       4,131,690       0.63       8.460       620
4.001% to 4.500%                       3         577,210       0.09       7.435       636
4.501% to 5.000%                      42       7,182,252       1.10       9.154       617
5.001% to 5.500%                      32       5,622,045       0.86       9.014       632
5.501% to 6.000%                   2,325     564,860,295      86.22       8.020       638
6.001% to 6.500%                     182      47,231,235       7.21       8.332       605
6.501% to 7.000%                      82      19,145,518       2.92       8.479       578
7.001% to 7.500%                      27       6,022,893       0.92       9.677       537
                                   -----    ------------     ------       -----       ---
TOTAL:                             2,717    $655,130,489     100.00%     8.094%       633
                                   =====    ============     ======       =====       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-     FULL    PERCENT
RANGE OF GROSS MARGINS           OUTSTANDING      LTV      INCOME      DOC        IO
----------------------           -----------   --------   --------   -------   -------
3.001% to 3.500%                   $357,352      80.00%     47.41%     0.00%     0.00%
3.501% to 4.000%                    179,639      84.82      43.67     34.78      5.81
4.001% to 4.500%                    192,403      90.72      41.47     41.40     27.10
4.501% to 5.000%                    171,006      86.50      44.32     21.93      2.92
5.001% to 5.500%                    175,689      83.30      45.31     25.06      5.49
5.501% to 6.000%                    242,951      81.74      43.50     39.08     25.60
6.001% to 6.500%                    259,512      80.94      41.23     54.15     19.13
6.501% to 7.000%                    233,482      76.25      42.83     54.01     11.62
7.001% to 7.500%                    223,070      69.80      44.08     71.38      0.00
                                   --------      -----      -----     -----     -----
TOTAL:                             $241,123      81.50%     43.35%    40.54%    23.93%
                                   ========      =====      =====     =====     =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 3.500% per annum to 7.250% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.016% per annum.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
RANGE OF MAXIMUM                 MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT
MORTGAGE RATES                    LOANS      OUTSTANDING      POOL       COUPON      SCORE
----------------                 --------   ------------   ----------   --------   --------
11.501% to 12.000%                     4    $    860,945       0.13%      5.914%      687
12.001% to 12.500%                    50      14,075,023       2.15       6.376       669
12.501% to 13.000%                   220      63,107,498       9.63       6.836       659
13.001% to 13.500%                   365     104,757,472      15.99       7.245       646
13.501% to 14.000%                   599     160,271,370      24.46       7.742       643
14.001% to 14.500%                   444     108,959,690      16.63       8.267       631
14.501% to 15.000%                   446     101,266,185      15.46       8.756       620
15.001% to 15.500%                   241      45,887,652       7.00       9.265       604
15.501% to 16.000%                   194      34,852,645       5.32       9.755       593
16.001% to 16.500%                    67      10,617,375       1.62      10.246       590
16.501% to 17.000%                    57       7,452,360       1.14      10.766       573
17.001% to 17.500%                    14       1,440,082       0.22      11.260       548
17.501% to 18.000%                    14       1,345,077       0.21      11.650       546
18.001% to 18.500%                     2         237,116       0.04      12.222       514
                                   -----    ------------     ------      ------       ---
TOTAL:                             2,717    $655,130,489     100.00%      8.094%      633
                                   =====    ============     ======      ======       ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
RANGE OF MAXIMUM                   BALANCE     ORIGINAL   DEBT-TO-    FULL     PERCENT
MORTGAGE RATES                   OUTSTANDING      LTV      INCOME      DOC       IO
----------------                 -----------   --------   --------   -------   -------
11.501% to 12.000%                 $215,236     78.64%     32.53%     45.74%     0.00%
12.001% to 12.500%                  281,500     79.55      41.91      75.68     25.25
12.501% to 13.000%                  286,852     80.37      42.76      77.37     28.09
13.001% to 13.500%                  287,007     80.17      43.39      61.21     31.32
13.501% to 14.000%                  267,565     80.37      43.40      41.10     31.14
14.001% to 14.500%                  245,405     81.59      43.99      28.37     19.34
14.501% to 15.000%                  227,054     82.09      43.10      21.68     20.81
15.001% to 15.500%                  190,405     83.42      43.32      23.94     14.38
15.501% to 16.000%                  179,653     86.63      43.51      23.66      9.52
16.001% to 16.500%                  158,468     86.65      43.40      21.99      4.06
16.501% to 17.000%                  130,743     86.06      44.40      11.53      3.79
17.001% to 17.500%                  102,863     81.69      43.27      32.19      0.00
17.501% to 18.000%                   96,077     83.58      41.26       0.00      0.00
18.001% to 18.500%                  118,558     50.74      48.51       0.00      0.00
                                   --------     -----      -----      -----     -----
TOTAL:                             $241,123     81.50%     43.35%     40.54%    23.93%
                                   ========     =====      =====      =====     =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.720% per annum to 18.250% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.122% per annum.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3
(MERRILL LYNCH LOGO)     TOTAL COLLATERAL SUMMARY

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                  NUMBER      AGGREGATE                            WEIGHTED
                                    OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE
                                 MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT
NEXT RATE ADJUSTMENT DATE         LOANS      OUTSTANDING      POOL       COUPON      SCORE
-------------------------        --------   ------------   ----------   --------   --------
October 2006                           1    $    459,223       0.07%     6.865%       709
November 2006                          7       1,269,256       0.19      8.246        624
January 2007                           1          61,497       0.01      7.050        531
March 2007                             2         273,845       0.04      8.671        592
April 2007                             3         613,161       0.09      7.465        516
May 2007                              10       1,901,381       0.29      7.524        571
June 2007                              3         707,683       0.11      6.945        660
July 2007                             14       2,785,491       0.43      7.003        609
August 2007                           12       2,312,674       0.35      7.001        655
September 2007                        73      15,297,288       2.33      7.097        632
October 2007                          58      13,897,352       2.12      7.002        648
November 2007                         27       7,721,525       1.18      7.084        653
December 2007                         25       5,522,421       0.84      7.576        635
January 2008                          22       5,802,960       0.89      7.780        629
February 2008                          6         985,288       0.15      8.183        635
April 2008                           316      85,024,308      12.98      8.162        632
May 2008                           2,027     487,742,966      74.45      8.176        632
June 2008                             76      14,617,411       2.23      8.477        624
September 2008                         1         327,250       0.05      6.900        670
October 2008                           4         676,954       0.10      7.171        617
December 2008                          2         235,341       0.04      8.755        578
January 2009                           1         200,000       0.03      7.500        735
April 2009                             2         898,750       0.14      7.414        633
May 2009                              24       5,796,463       0.88      8.222        633
                                   -----    ------------     ------      -----        ---
TOTAL:                             2,717    $655,130,489     100.00%     8.094%       633
                                   =====    ============     ======      =====        ===

                                   AVERAGE     WEIGHTED   WEIGHTED
                                  PRINCIPAL     AVERAGE    AVERAGE   PERCENT
                                   BALANCE     ORIGINAL   DEBT-TO-    FULL     PERCENT
NEXT RATE ADJUSTMENT DATE        OUTSTANDING      LTV      INCOME      DOC       IO
-------------------------        -----------   --------   --------   -------   -------
October 2006                       $459,223     80.00%     22.99%    100.00%     0.00%
November 2006                       181,322     80.00      42.60      20.15      0.00
January 2007                         61,497     80.00      22.71     100.00      0.00
March 2007                          136,922     77.21      41.51      44.24      0.00
April 2007                          204,387     80.33      39.79      80.79      0.00
May 2007                            190,138     79.98      42.85      75.90     18.01
June 2007                           235,894     80.93      36.09      37.43     49.97
July 2007                           198,964     83.48      39.35      68.70     24.91
August 2007                         192,723     82.49      44.91      24.98     36.42
September 2007                      209,552     82.07      43.89      47.42     34.85
October 2007                        239,610     78.56      42.48      36.77     43.76
November 2007                       285,982     79.56      43.72      39.42     68.28
December 2007                       220,897     80.85      44.50      35.34     41.44
January 2008                        263,771     83.31      43.87      47.79     43.12
February 2008                       164,215     82.01      43.77      74.23      0.00
April 2008                          269,064     81.43      43.81      41.94     47.22
May 2008                            240,623     81.58      43.36      40.11     18.28
June 2008                           192,334     82.74      44.01      33.27      6.29
September 2008                      327,250     85.00      49.62       0.00    100.00
October 2008                        169,239     87.48      35.84      89.73     59.83
December 2008                       117,670     80.00      28.96      47.09     52.91
January 2009                        200,000     80.00      41.02       0.00    100.00
April 2009                          449,375     82.05      33.95       0.00    100.00
May 2009                            241,519     79.00      40.30      39.10     15.43
                                   --------     -----      -----     ------    ------
TOTAL:                             $241,123     81.50%     43.35%     40.54%    23.93%
                                   ========     =====      =====     ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3

                             ASSUMED MORTGAGE POOLS

                            FIXED RATE MORTGAGE LOANS


                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO TERM)   (LESS IO TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
 -----------    --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
   132,966.08     8.400      7.900       360        359            480              479            0           0            0
   508,336.10     7.590      7.090       360        359            480              479            0           0           12
   133,772.86     6.990      6.490       360        359            480              479            0           0           24
 1,971,952.35     8.321      7.821       360        359            480              479            0           0           36
   119,631.17     7.300      6.800       180        179            180              179            0           0            0
   106,017.28     6.920      6.420       180        171            180              171            0           0           36
   893,644.44     9.511      9.011       360        358            360              358            0           0            0
   127,121.50     8.410      7.910       360        359            360              359            0           0           12
 1,394,127.00     7.933      7.433       360        356            360              356            0           0           24
14,161,112.05     7.894      7.394       360        357            360              357            0           0           36
 4,049,294.05    11.131     10.631       180        179            360              359            0           0            0
 1,233,089.13    10.851     10.351       180        179            360              359            0           0           12
26,441,744.36    10.744     10.244       180        179            360              359            0           0           24
 1,833,005.95     9.893      9.393       180        179            360              359            0           0           36
   140,998.03     9.291      8.791       180        179            180              179            0           0           24
    44,289.89     9.700      9.200       180        179            180              179            0           0           36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3

                      FIXED RATE MORTGAGE LOANS (CONTINUED)

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO TERM)   (LESS IO TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
 -----------    --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
 1,281,376.56     8.158      7.658       360        359            480              479             0           0          24
 3,090,520.99     7.778      7.278       360        359            480              479             0           0          36
   169,979.95     8.599      8.099       180        177            180              177             0           0           0
   171,131.87     9.150      8.650       180        178            180              178             0           0          24
   200,907.35     7.878      7.378       180        179            180              179             0           0          36
   715,286.65     9.145      8.645       360        359            360              359             0           0           0
   335,602.43     8.696      8.196       360        359            360              359             0           0          24
10,911,458.07     7.952      7.452       360        357            360              357             0           0          36
   247,000.00     7.800      7.300       360        359            300              300            60          59           0
 1,055,200.00     7.721      7.221       360        359            300              300            60          59          36
 8,062,329.43    11.635     11.135       180        179            360              359             0           0           0
 3,782,169.38    11.476     10.976       180        179            360              359             0           0          12
38,401,163.58    11.265     10.765       180        179            360              359             0           0          24
   686,806.13    10.409      9.909       180        179            360              359             0           0          36
    95,807.65    11.990     11.490       180        179            180              179             0           0           0
   104,773.35    11.200     10.700       180        179            180              179             0           0          12
   217,670.07    11.161     10.661       180        179            180              179             0           0          24

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3

                         ADJUSTABLE RATE MORTGAGE LOANS


                                                                 ORIGINAL         REMAINING     ORIGINAL   REMAINING
                                                               AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                               NET     ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
    CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
  BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
  -----------    --------   --------   --------   ---------   --------------   --------------   --------   ---------
    859,298.74     8.418      7.918       360        359            360              359            0           0
    276,454.74     8.041      7.541       360        359            360              359            0           0
 28,023,394.44     8.512      8.012       360        357            360              357            0           0
  3,142,006.92     8.211      7.711       360        357            360              357            0           0
 72,065,988.75     8.159      7.659       360        357            360              357            0           0
 17,604,468.92     8.745      8.245       360        359            480              479            0           0
  7,846,237.66     8.307      7.807       360        359            480              479            0           0
127,548,335.43     8.014      7.514       360        359            480              479            0           0
     69,974.48    10.900     10.400       360        359            360              359            0           0
    963,396.15     7.473      6.973       360        357            360              357            0           0
    519,678.28     8.690      8.190       360        359            480              479            0           0
    155,966.67     9.000      8.500       360        359            480              479            0           0
  1,474,065.95     7.915      7.415       360        359            480              479            0           0
  1,416,719.11     7.860      7.360       360        354            336              336           24          18
    677,221.85     6.788      6.288       360        351            336              336           24          15
 14,104,376.85     7.049      6.549       360        354            336              336           24          18
    327,249.69     6.900      6.400       360        351            324              324           36          27
    324,516.67     7.918      7.418       360        355            324              324           36          31
  3,056,955.00     8.043      7.543       360        359            300              300           60          59
  3,033,200.00     8.024      7.524       360        359            300              300           60          59
 33,152,429.92     7.765      7.265       360        359            300              300           60          59

                                                                                   NUMBER OF
                                                                                    MONTHS                 ORIGINAL
                             INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                               RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT        GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)    MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
  -----------    ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
    859,298.74     5.635      1.000      1.000     14.418     8.418       6            5       6M LIBOR        0
    276,454.74     6.000      1.000      1.000     14.041     8.041       6            5       6M LIBOR       24
 28,023,394.44     5.725      1.000      1.000     14.512     8.512       6           21       6M LIBOR        0
  3,142,006.92     6.081      1.000      1.000     14.211     8.211       6           21       6M LIBOR       12
 72,065,988.75     6.040      1.000      1.000     14.159     8.159       6           21       6M LIBOR       24
 17,604,468.92     5.767      1.000      1.000     14.745     8.745       6           23       6M LIBOR        0
  7,846,237.66     6.012      1.000      1.000     14.307     8.307       6           23       6M LIBOR       12
127,548,335.43     6.047      1.000      1.000     14.014     8.014       6           23       6M LIBOR       24
     69,974.48     6.000      1.000      1.000     16.900    10.900       6           35       6M LIBOR       24
    963,396.15     6.000      1.000      1.000     13.473     7.473       6           33       6M LIBOR       36
    519,678.28     6.000      1.000      1.000     14.690     8.690       6           35       6M LIBOR        0
    155,966.67     6.000      1.000      1.000     15.000     9.000       6           35       6M LIBOR       24
  1,474,065.95     6.083      1.000      1.000     13.915     7.915       6           35       6M LIBOR       36
  1,416,719.11     5.661      1.311      1.311     14.481     7.860       6           18       6M LIBOR        0
    677,221.85     6.000      1.500      1.500     13.788     6.788       6           15       6M LIBOR       12
 14,104,376.85     6.006      1.284      1.284     13.616     7.049       6           18       6M LIBOR       24
    327,249.69     6.000      1.500      1.500     13.900     6.900       6           27       6M LIBOR       24
    324,516.67     6.000      1.000      1.000     13.918     7.918       6           31       6M LIBOR       36
  3,056,955.00     5.924      1.000      1.000     14.043     8.043       6           23       6M LIBOR        0
  3,033,200.00     6.129      1.000      1.000     14.024     8.024       6           23       6M LIBOR       12
 33,152,429.92     6.026      1.000      1.000     13.765     7.765       6           23       6M LIBOR       24

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)      MERRILL LYNCH MORTGAGE INVESTORS, INC.,SERIES 2006-RM3

                   ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)


                                                                 ORIGINAL         REMAINING     ORIGINAL   REMAINING
                                                               AMORTIZATION     AMORTIZATION    INTEREST   INTEREST
                               NET     ORIGINAL   REMAINING        TERM             TERM          ONLY       ONLY
    CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO TERM)   (LESS IO TERM)     TERM       TERM
  BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)      (MONTHS)   (MONTHS)
  -----------    --------   --------   --------   ---------   --------------   --------------   --------   ---------
    592,725.57     7.024      6.524       360        358            360              358            0           0
 18,767,325.37     8.814      8.314       360        358            360              358            0           0
  3,911,445.50     8.611      8.111       360        358            360              358            0           0
 52,241,635.79     8.455      7.955       360        358            360              358            0           0
 27,826,428.72     8.561      8.061       360        359            480              479            0           0
 11,848,874.64     8.424      7.924       360        359            480              479            0           0
120,504,206.65     7.956      7.456       360        359            480              479            0           0
    354,983.85     8.557      8.057       360        359            360              359            0           0
    110,823.99     8.940      8.440       360        354            360              354            0           0
    139,173.53     9.390      8.890       360        359            480              479            0           0
    487,893.72     8.935      8.435       360        359            480              479            0           0
  1,008,885.02     8.194      7.694       360        359            480              479            0           0
  1,536,328.00     8.150      7.650       360        356            336              336           24          20
    952,061.00     7.509      7.009       360        354            336              336           24          18
 17,739,095.96     7.311      6.811       360        355            336              336           24          19
    405,000.00     7.625      7.125       360        352            324              324           36          28
  8,129,078.21     8.639      8.139       360        359            300              300           60          59
  7,495,384.00     8.684      8.184       360        359            300              300           60          59
 62,644,053.36     7.765      7.265       360        359            300              300           60          59
    234,400.00     7.750      7.250       360        359            300              300           60          59
    265,000.00     6.990      6.490       360        359            300              300           60          59
  1,293,750.00     7.652      7.152       360        358            300              300           60          58

                                                                                   NUMBER OF
                                                                                    MONTHS                 ORIGINAL
                             INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                               RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT        GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)    MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
  -----------    ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
    592,725.57     6.000      1.000      1.000     13.024    7.024        6            4       6M LIBOR        0
 18,767,325.37     5.775      1.000      1.000     14.814    8.814        6           22       6M LIBOR        0
  3,911,445.50     6.075      1.000      1.000     14.611    8.611        6           22       6M LIBOR       12
 52,241,635.79     6.084      1.000      1.000     14.455    8.455        6           22       6M LIBOR       24
 27,826,428.72     6.020      1.000      1.000     14.561    8.561        6           23       6M LIBOR        0
 11,848,874.64     6.054      1.000      1.000     14.424    8.424        6           23       6M LIBOR       12
120,504,206.65     6.075      1.000      1.000     13.956    7.956        6           23       6M LIBOR       24
    354,983.85     6.000      1.000      1.000     14.557    8.557        6           35       6M LIBOR        0
    110,823.99     6.000      1.000      1.000     14.940    8.940        6           30       6M LIBOR       24
    139,173.53     5.000      1.000      1.000     15.390    9.390        6           35       6M LIBOR        0
    487,893.72     6.000      1.000      1.000     14.935    8.935        6           35       6M LIBOR       24
  1,008,885.02     6.000      1.000      1.000     14.194    8.194        6           35       6M LIBOR       36
  1,536,328.00     5.756      1.180      1.180     14.510    8.150        6           20       6M LIBOR        0
    952,061.00     6.000      1.300      1.300     14.110    7.509        6           18       6M LIBOR       12
 17,739,095.96     6.029      1.198      1.198     13.707    7.311        6           19       6M LIBOR       24
    405,000.00     6.000      1.500      1.500     14.625    7.625        6           28       6M LIBOR       36
  8,129,078.21     6.028      1.000      1.000     14.639    8.639        6           23       6M LIBOR        0
  7,495,384.00     6.024      1.000      1.000     14.684    8.684        6           23       6M LIBOR       12
 62,644,053.36     6.023      1.000      1.000     13.765    7.765        6           23       6M LIBOR       24
    234,400.00     6.000      1.000      1.000     13.750    7.750        6           35       6M LIBOR        0
    265,000.00     6.000      1.000      1.000     12.990    6.990        6           35       6M LIBOR       24
  1,293,750.00     6.058      1.000      1.000     13.652    7.652        6           34       6M LIBOR       36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

             ONE MONTH LIBOR CAP TABLE FOR THE CLASS A CERTIFICATES

BEGINNING    ENDING                     LOWER        UPPER
 ACCRUAL     ACCRUAL   BALANCE ($)   COLLAR (%)   COLLAR (%)
---------   --------   -----------   ----------   ----------
06/29/06    07/25/06   600,967,000      9.135       10.500
07/25/06    08/25/06   596,611,049      7.663       10.500
08/25/06    09/25/06   590,582,129      7.664       10.500
09/25/06    10/25/06   582,872,126      7.920       10.500
10/25/06    11/25/06   573,492,155      7.667       10.500
11/25/06    12/25/06   562,453,602      7.925       10.500

           ONE MONTH LIBOR CAP TABLE FOR THE SUBORDINATE CERTIFICATES

BEGINNING    ENDING                     LOWER        UPPER
 ACCRUAL     ACCRUAL   BALANCE ($)   COLLAR (%)   COLLAR (%)
---------   --------   -----------   ----------   ----------
06/29/06    07/25/06   139,640,000      8.545        8.910
07/25/06    08/25/06   139,640,000      7.073        8.910
08/25/06    09/25/06   139,640,000      7.074        8.910
09/25/06    10/25/06   139,640,000      7.330        8.910
10/25/06    11/25/06   139,640,000      7.077        8.910
11/25/06    12/25/06   139,640,000      7.335        8.910

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                     SERIES 2006-RM3

                             SWAP CONTRACT SCHEDULE

                    BEGINNING    ENDING      NOTIONAL    FIXED STRIKE
      PERIOD         ACCRUAL     ACCRUAL   BALANCE ($)     RATE (%)
      ------        ---------   --------   -----------   ------------
         1           06/29/06   07/25/06             0       0.000
         2           07/25/06   08/25/06             0       0.000
         3           08/25/06   09/25/06             0       0.000
         4           09/25/06   10/25/06             0       0.000
         5           10/25/06   11/25/06             0       0.000
         6           11/25/06   12/25/06             0       0.000
         7           12/25/06   01/25/07   716,819,315       5.390
         8           01/25/07   02/25/07   686,856,947       5.390
         9           02/25/07   03/25/07   653,765,236       5.390
        10           03/25/07   04/25/07   618,261,362       5.390
        11           04/25/07   05/25/07   581,208,191       5.390
        12           05/25/07   06/25/07   543,851,077       5.390
        13           06/25/07   07/25/07   506,810,312       5.390
        14           07/25/07   08/25/07   471,304,371       5.390
        15           08/25/07   09/25/07   437,738,129       5.390
        16           09/25/07   10/25/07   406,673,193       5.390
        17           10/25/07   11/25/07   377,843,341       5.390
        18           11/25/07   12/25/07   351,279,310       5.390
        19           12/25/07   01/25/08   326,509,006       5.390
        20           01/25/08   02/25/08   302,814,395       5.390
        21           02/25/08   03/25/08   279,536,560       5.390
        22           03/25/08   04/25/08   255,022,052       5.390
        23           04/25/08   05/25/08   225,902,416       5.390
        24           05/25/08   06/25/08   193,699,257       5.390
        25           06/25/08   07/25/08   156,755,983       5.390
        26           07/25/08   08/25/08   148,962,135       5.390
        27           08/25/08   09/25/08   126,603,569       5.390
        28           09/25/08   10/25/08   111,072,143       5.390
        29           10/25/08   11/25/08    99,313,606       5.390
        30           11/25/08   12/25/08    89,654,128       5.390
        31           12/25/08   01/25/09    81,322,152       5.390
        32           01/25/09   02/25/09    74,014,974       5.390
        33           02/25/09   03/25/09    67,592,657       5.390
        34           03/25/09   04/25/09    61,914,479       5.390
        35           04/25/09   05/25/09    56,962,997       5.390
        36           05/25/09   06/25/09    52,587,925       5.390
        37           06/25/09   07/25/09    48,530,026       5.390
        38           07/25/09   08/25/09    44,882,559       5.390
39 AND THEREAFTER    08/25/09   09/25/09             0       0.000

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3

                      SUBORDINATE AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
           PAYMENT    FUNDS CAP   FUNDS CAP
PERIOD      DATE      (%)(1)(2)   (%)(1)(3)
------   ----------   ---------   ---------
   1      7/25/2006      9.135       9.135
   2      8/25/2006      7.663       9.500
   3      9/25/2006      7.664       9.500
   4     10/25/2006      7.920       9.500
   5     11/25/2006      7.667       9.500
   6     12/25/2006      7.925       9.500
   7      1/25/2007      7.671      22.253
   8      2/25/2007      7.673      21.924
   9      3/25/2007      7.978      21.841
  10      4/25/2007      7.677      21.119
  11      5/25/2007      7.788      20.760
  12      6/25/2007      7.684      20.175
  13      7/25/2007      7.807      19.776
  14      8/25/2007      7.690      19.144
  15      9/25/2007      7.693      18.636
  16     10/25/2007      7.835      18.288
  17     11/25/2007      7.701      17.695
  18     12/25/2007      7.854      17.413
  19      1/25/2008      7.733      16.886
  20      2/25/2008      7.760      16.501
  21      3/25/2008      8.101      16.436
  22      4/25/2008      7.886      15.765
  23      5/25/2008      8.167      15.505
  24      6/25/2008      8.525      15.142
  25      7/25/2008      8.773      14.398
  26      8/25/2008      8.580      14.184
  27      9/25/2008      8.589      13.568
  28     10/25/2008      8.946      13.457
  29     11/25/2008      8.795      12.964
  30     12/25/2008      9.571      13.459
  31      1/25/2009      9.326      12.971
  32      2/25/2009      9.348      12.776
  33      3/25/2009     10.230      13.463
  34      4/25/2009      9.448      12.522
  35      5/25/2009      9.800      12.739
  36      6/25/2009      9.992      12.822
  37      7/25/2009     10.299      13.015
  38      8/25/2009     10.002      12.610
  39      9/25/2009     10.000      10.092
  40     10/25/2009     10.350      10.539
  41     11/25/2009     10.015      10.278
  42     12/25/2009     10.542      11.123
  43      1/25/2010     10.198      10.778
  44      2/25/2010     10.195      10.794
  45      3/25/2010     11.283      11.945
  46      4/25/2010     10.188      10.889
  47      5/25/2010     10.525      11.328
  48      6/25/2010     10.186      11.432
  49      7/25/2010     10.522      11.805
  50      8/25/2010     10.179      11.422
  51      9/25/2010     10.175      11.413
  52     10/25/2010     10.511      11.890
  53     11/25/2010     10.169      11.574
  54     12/25/2010     10.505      12.427
  55      1/25/2011     10.162      12.013
  56      2/25/2011     10.158      12.000
  57      3/25/2011     11.242      13.271
  58      4/25/2011     10.150      11.974
  59      5/25/2011     10.484      12.360
  60      6/25/2011     10.142      11.953
  61      7/25/2011     10.476      12.337
  62      8/25/2011     10.133      11.925
  63      9/25/2011     10.129      11.911
  64     10/25/2011     10.462      12.295
  65     11/25/2011     10.121      11.885
  66     12/25/2011     10.454      12.271
  67      1/25/2012     10.112      11.861
  68      2/25/2012     10.108      11.847
  69      3/25/2012     10.800      12.648
  70      4/25/2012     10.099      11.818
  71      5/25/2012     10.431      12.197
  72      6/25/2012     10.090      11.789
  73      7/25/2012     10.422      12.166
  74      8/25/2012     10.081      11.759
  75      9/25/2012     10.077      11.744
  76     10/25/2012     10.408      12.120
  77     11/25/2012     10.068      11.714

(1) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period, over (B) the quotient of
     (i) the Net Swap Payment, if any, owed to the Swap Counterparty and
     (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.2215% and 5.3433%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 5.2215% and 5.3433%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3

                         DISCOUNT MARGIN TABLE (TO CALL)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS M-1
PRICE = 100.0000%
DISCOUNT MARGIN           30              30              30              30              30
WAL (YRS)               29.12            5.44            4.77            3.91            2.49
MOD DURN (YRS)          14.22            4.57            4.12            3.47            2.30
PRINCIPAL WINDOW    Jul32 - May36   Oct09 - Aug14   Apr10 - Nov12   May10 - May10   Dec08 - Dec08

CLASS M-2
PRICE = 100.0000%
DISCOUNT MARGIN           32              32              32              32              32
WAL (YRS)               29.12            5.42            4.63            3.91            2.49
MOD DURN (YRS)          14.18            4.55            4.01            3.47            2.30
PRINCIPAL WINDOW    Jul32 - May36   Sep09 - Aug14   Feb10 - Nov12   May10 - May10   Dec08 - Dec08

CLASS M-3
PRICE = 100.0000%
DISCOUNT MARGIN           35              35              35              35              35
WAL (YRS)               29.12            5.42            4.56            3.77            2.40
MOD DURN (YRS)          14.14            4.55            3.95            3.36            2.22
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - Aug14   Dec09 - Nov12   Jan10 - May10   Sep08 - Dec08

CLASS M-4
PRICE = 100.0000%
DISCOUNT MARGIN           40              40              40              40              40
WAL (YRS)               29.12            5.41            4.52            3.57            2.26
MOD DURN (YRS)          14.06            4.53            3.91            3.19            2.10
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - Aug14   Nov09 - Nov12   Oct09 - May10   Aug08 - Dec08

CLASS M-5
PRICE = 100.0000%
DISCOUNT MARGIN           45              45              45              45              45
WAL (YRS)               29.12            5.41            4.49            3.42            2.21
MOD DURN (YRS)          13.98            4.52            3.88            3.07            2.05
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - Aug14   Oct09 - Nov12   Aug09 - May10   Jul08 - Dec08

CLASS M-6
PRICE = 100.0000%
DISCOUNT MARGIN           52              52              52              52              52
WAL (YRS)               29.12            5.41            4.47            3.31            2.17
MOD DURN (YRS)          13.87            4.51            3.85            2.98            2.02
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - Aug14   Oct09 - Nov12   Jul09 - May10   Jul08 - Dec08

CLASS B-1
PRICE = 100.0000%
DISCOUNT MARGIN          100             100             100             100             100
WAL (YRS)               29.12            5.40            4.44            3.23            2.14
MOD DURN (YRS)          13.15            4.44            3.78            2.88            1.97
PRINCIPAL WINDOW    Jul32 - May36   Jul09 - Aug14   Sep09 - Nov12   May09 - May10   Jun08 - Dec08

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3


                    DISCOUNT MARGIN TABLE (TO CALL) (CONT'D)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS B-2
PRICE = 100.0000%
DISCOUNT MARGIN          115             115             115             115             115
WAL (YRS)               29.12            5.39            4.43            3.17            2.12
MOD DURN (YRS)          12.94            4.41            3.76            2.82            1.95
PRINCIPAL WINDOW    Jul32 - May36   Jul09 - Aug14   Aug09 - Nov12   Apr09 - May10   Jun08 - Dec08

CLASS B-3
PRICE = 100.0000%
DISCOUNT MARGIN          210             210             210             210             210
WAL (YRS)               29.12            5.39            4.41            3.12            2.12
MOD DURN (YRS)          11.71            4.28            3.65            2.73            1.93
PRINCIPAL WINDOW    Jul32 - May36   Jul09 - Aug14   Aug09 - Nov12   Mar09 - May10   Jun08 - Dec08

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3


                       DISCOUNT MARGIN TABLE (TO MATURITY)

                          0%              80%            100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS M-1
PRICE = 100.0000%
DISCOUNT MARGIN           30              31              31              35              36
WAL (YRS)               29.12            6.06            5.29            6.56            4.41
MOD DURN (YRS)          14.22            4.91            4.44            5.40            3.84
PRINCIPAL WINDOW    Jul32 - May36   Oct09 - May21   Apr10 - Jul19   Apr11 - Jul16   Aug09 - Jul13

CLASS M-2
PRICE = 100.0000%
DISCOUNT MARGIN           32              33              33              34              34
WAL (YRS)               29.12            6.04            5.14            4.56            2.95
MOD DURN (YRS)          14.18            4.90            4.32            3.97            2.69
PRINCIPAL WINDOW    Jul32 - May36   Sep09 - May21   Feb10 - Jan19   May10 - Apr14   Dec08 - Nov11

CLASS M-3
PRICE = 100.0000%
DISCOUNT MARGIN           35              36              36              36              36
WAL (YRS)               29.12            6.04            5.05            4.08            2.62
MOD DURN (YRS)          14.14            4.89            4.25            3.59            2.40
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - May21   Dec09 - May18   Jan10 - Dec13   Sep08 - Jul11

CLASS M-4
PRICE = 100.0000%
DISCOUNT MARGIN           40              41              41              41              42
WAL (YRS)               29.12            6.01            4.99            3.86            2.47
MOD DURN (YRS)          14.06            4.86            4.21            3.41            2.27
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - Jan21   Nov09 - Jan18   Oct09 - Aug13   Aug08 - May11

CLASS M-5
PRICE = 100.0000%
DISCOUNT MARGIN           45              46              47              46              47
WAL (YRS)               29.12            5.98            4.94            3.71            2.41
MOD DURN (YRS)          13.98            4.84            4.17            3.28            2.22
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - Jul20   Oct09 - Jul17   Aug09 - May13   Jul08 - Feb11

CLASS M-6
PRICE = 100.0000%
DISCOUNT MARGIN           52              54              54              54              54
WAL (YRS)               29.12            5.95            4.89            3.58            2.37
MOD DURN (YRS)          13.87            4.82            4.12            3.18            2.18
PRINCIPAL WINDOW    Jul32 - May36   Aug09 - Dec19   Oct09 - Feb17   Jul09 - Jan13   Jul08 - Nov10

CLASS B-1
PRICE = 100.0000%
DISCOUNT MARGIN          100             103             103             103             103
WAL (YRS)               29.12            5.91            4.83            3.48            2.32
MOD DURN (YRS)          13.15            4.71            4.02            3.06            2.12
PRINCIPAL WINDOW    Jul32 - May36   Jul09 - Apr19   Sep09 - Jul16   May09 - Sep12   Jun08 - Aug10

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3


                  DISCOUNT MARGIN TABLE (TO MATURITY) (CONT'D)

                          0%              80%            100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS B-2
PRICE = 100.0000%
DISCOUNT MARGIN          115             118             118             118             119
WAL (YRS)               29.12            5.85            4.78            3.39            2.28
MOD DURN (YRS)          12.94            4.66            3.98            2.98            2.08
PRINCIPAL WINDOW    Jul32 - May36   Jul09 - Aug18   Aug09 - Jan16   Apr09 - May12   Jun08 - May10

CLASS B-3
PRICE = 100.0000%
DISCOUNT MARGIN          210             215             215             215             215
WAL (YRS)               29.12            5.79            4.71            3.32            2.25
MOD DURN (YRS)          11.71            4.48            3.82            2.87            2.03
PRINCIPAL WINDOW    Jul32 - May36   Jul09 - Oct17   Aug09 - May15   Mar09 - Dec11   Jun08 - Jan10

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)     MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-RM3


BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                                              FORWARD LIBOR
                        ---------------------------------------------------------
                        35% LOSS SEVERITY   45% LOSS SEVERITY   55% LOSS SEVERITY
                        -----------------   -----------------   -----------------
CLASS M-1   CDR Break         40.26%              28.37%              21.93%
            Cum Loss          22.57%              23.69%              24.50%
CLASS M-2   CDR Break         32.59%              23.61%              18.53%
            Cum Loss          20.03%              21.06%              21.79%
CLASS M-3   CDR Break         28.65%              21.06%              16.66%
            Cum Loss          18.54%              19.50%              20.18%
CLASS M-4   CDR Break         25.27%              18.81%              14.98%
            Cum Loss          17.12%              18.02%              18.65%
CLASS M-5   CDR Break         22.34%              16.81%              13.48%
            Cum Loss          15.78%              16.62%              17.21%
CLASS M-6   CDR Break         19.71%              14.97%              12.08%
            Cum Loss          14.48%              15.25%              15.80%
CLASS B-1   CDR Break         17.43%              13.35%              10.82%
            Cum Loss          13.27%              13.98%              14.47%
CLASS B-2   CDR Break         15.45%              11.91%               9.69%
            Cum Loss          12.15%              12.78%              13.23%
CLASS B-3   CDR Break         14.05%              10.90%               8.91%
            Cum Loss          11.31%              11.91%              12.34%

                                 FORWARD CURVES

                              (PERFORMANCE GRAPH)

                              (PLOTPOINTS TO COME)

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                        FREE WRITING PROSPECTUS FOR
                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)                    SERIES 2006-RM3


                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 5.2215%,6ML = 5.3433%) and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between
(a) the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the Offered Certificates and any Net Swap Payments, divided by (y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) no defaults and no losses, (3) the first period's excess spread is not included in the yearly average excess spread table because of the short first accrual period:

          EXCESS SPREAD IN BPS   EXCESS SPREAD IN BPS
 PERIOD      (STATIC LIBOR)         (FORWARD LIBOR)
 ------   --------------------   --------------------
Avg yr1            280                    277
Avg yr2            307                    306
Avg yr3            492                    489
Avg yr4            593                    585
Avg yr5            596                    587

                                                            EXCESS
         EXCESS SPREAD                                  SPREAD IN BPS           EXCESS SPREAD  1 MONTH  6 MONTH  EXCESS SPREAD IN
            IN BPS         1 MONTH     6 MONTH FORWARD     (FORWARD                 IN BPS     FORWARD  FORWARD         BPS
PERIOD  (STATIC LIBOR)  FORWARD LIBOR       LIBOR           LIBOR)     PERIOD  (STATIC LIBOR)   LIBOR    LIBOR    (FORWARD LIBOR)
------  --------------  -------------  ---------------  -------------  ------  --------------  -------  -------  ----------------
   1           *           5.2215%         5.3433%            *          40          584       5.3302%  5.4040%         575
   2          273          5.2637%         5.3565%           269         41          566       5.3363%  5.4086%         556
   3          273          5.2664%         5.3588%           269         42          606       5.3418%  5.4126%         600
   4          292          5.3015%         5.3579%           284         43          588       5.3469%  5.4170%         580
   5          274          5.3366%         5.3488%           262         44          588       5.3508%  5.4201%         580
   6          293          5.3129%         5.3322%           284         45          643       5.3539%  5.4236%         636
   7          276          5.2945%         5.3197%           277         46          587       5.3589%  5.4288%         579
   8          277          5.2788%         5.3099%           277         47          606       5.3614%  5.4324%         598
   9          280          5.2650%         5.3033%           280         48          587       5.3649%  5.4388%         580
  10          279          5.2470%         5.3005%           279         49          606       5.3674%  5.4434%         598
  11          282          5.2403%         5.2999%           282         50          587       5.3719%  5.4506%         579
  12          281          5.2408%         5.2998%           281         51          587       5.3772%  5.4594%         578
  13          286          5.2404%         5.2997%           285         52          605       5.3831%  5.4670%         596
  14          284          5.2409%         5.3007%           283         53          586       5.3920%  5.4770%         576
  15          285          5.2411%         5.3008%           285         54          604       5.3995%  5.4898%         597
  16          292          5.2417%         5.3005%           291         55          585       5.4087%  5.5005%         576
  17          288          5.2417%         5.3015%           287         56          584       5.4200%  5.5131%         575
  18          296          5.2417%         5.3017%           295         57          639       5.4297%  5.5278%         631
  19          294          5.2430%         5.3029%           293         58          583       5.4431%  5.5412%         572
  20          298          5.2433%         5.3034%           297         59          601       5.4559%  5.5530%         590
  21          315          5.2432%         5.3046%           315         60          582       5.4708%  5.5656%         572
  22          315          5.2451%         5.3076%           314         61          600       5.4843%  5.5748%         590
  23          338          5.2453%         5.3083%           337         62          581       5.4983%  5.5837%         568
  24          393          5.2466%         5.3114%           392         63          580       5.5086%  5.5911%         566
  25          411          5.2480%         5.3144%           409         64          598       5.5167%  5.5951%         585
  26          406          5.2500%         5.3176%           404         65          579       5.5251%  5.5991%         564
  27          410          5.2534%         5.3216%           408         66          597       5.5302%  5.6011%         584
  28          439          5.2555%         5.3258%           437         67          577       5.5348%  5.6013%         564
  29          440          5.2599%         5.3307%           437         68          577       5.5375%  5.5999%         563
  30          516          5.2640%         5.3365%           513         69          613       5.5378%  5.5979%         601
  31          508          5.2690%         5.3437%           505         70          575       5.5381%  5.5963%         561
  32          514          5.2743%         5.3499%           510         71          593       5.5364%  5.5940%         580
  33          562          5.2791%         5.3573%           558         72          574       5.5322%  5.5912%         560
  34          534          5.2867%         5.3663%           529         73          592       5.5283%  5.5892%         579
  35          561          5.2936%         5.3728%           556         74          573       5.5259%  5.5893%         559
  36          608          5.3029%         5.3803%           602         75          572       5.5239%  5.5890%         558
  37          628          5.3097%         5.3872%           622         76          591       5.5231%  5.5886%         577
  38          576          5.3170%         5.3934%           569         77          571       5.5224%  5.5910%         557
  39          561          5.3245%         5.3989%           551

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.



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